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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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THE MIDDLEBY CORPORATION
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1400 Toastmaster Drive
Elgin, Illinois 60120

April 27, 2020

Dear Stockholder:

You are hereby notified that the Annual Meeting of Stockholders (the "Meeting") of The Middleby Corporation (the "Company," "we," or "our") will be held at the offices of Taylor Company, located at 750 N. Blackhawk Blvd., Rockton, Illinois 61072, at 10:30 a.m., local time, on Monday, June 8, 2020, for the following purposes:

(1)
To elect seven directors to hold office until the 2021 Annual Meeting.

(2)
To consider and act on a proposal to ratify the selection of Ernst & Young LLP as independent public accountants of the Company for the current fiscal year ending January 2, 2021.

(3)
To hold an advisory vote on executive compensation.

(4)
To transact such other business as may properly come before the Meeting or any adjournment thereof.

As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance of the Meeting, and details on how to participate will be issued by press release available on the Company's website at www.middleby.com and filed with the U.S. Securities and Exchange Commission.

The Board of Directors has fixed the close of business on April 9, 2020, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

The Securities and Exchange Commission has adopted rules for the electronic distribution of proxy materials. We have elected to provide access to our proxy materials and 2019 Annual Report on the Internet instead of sending a full set of printed proxy materials. We believe that this process will provide you with prompt access to our proxy materials, lower our costs of printing and delivering proxy materials and minimize the environmental impact of printing paper copies. You should have already received the Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials and vote. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials set forth on the Notice of Internet Availability of Proxy Materials.

The rules of the Securities and Exchange Commission permit us to deliver one Notice of Internet Availability of Proxy Materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials, as requested, to any stockholders at the shared address to which a single copy of the notice was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials, contact Broadridge Financial Solutions, Inc. at 866-540-7095 or in writing at Broadridge Financial Solutions, Inc., Householding

Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials for your household, please contact Broadridge Financial Solutions, Inc. at the above phone number or address.

You are invited to attend the Meeting in person. If you attend the Meeting in person, you may vote your shares by bringing valid photo identification and delivering your completed proxy card or ballot at the Meeting. Please note that if you hold your shares through a bank, broker or other nominee, you must also bring a form of legal proxy, which you must request from such nominee, in order to vote at the Meeting.

Your vote is important to us.    Whether or not you plan to attend the Meeting in person, we urge you to return your proxy promptly in accordance with the following instructions. If you own shares in your own name, you may vote in one of the following ways: (i) visit the website shown on your Notice of Internet Availability of Proxy Materials or proxy card to vote electronically via the Internet, (ii) by telephone, pursuant to the instructions on the proxy card or (iii) if you requested printed proxy materials, by signing and returning the proxy card using the postage-paid envelope provided.

Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability of Proxy Materials. Any Notices of Internet Availability of Proxy Materials that are returned will not be counted. If you own shares through a bank, broker or other nominee, please execute your vote by following the instructions provided by such nominee.

By Order of the Board of Directors
MARTIN M. LINDSAY Vice President, Treasurer and Secretary

1400 Toastmaster Drive
Elgin, Illinois 60120

2020 ANNUAL MEETING OF STOCKHOLDERS
JUNE 8, 2020
PROXY STATEMENT

GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of The Middleby Corporation (the "Company," "we" or "our") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the 2020 Annual Meeting of Stockholders (the "Meeting") to be held at the offices of Taylor Company, located at 750 N. Blackhawk Blvd., Rockton, Illinois 61072, at 10:30 a.m., local time, on Monday, June 8, 2020, for the purposes set forth in the accompanying Notice of Meeting. As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance of the Meeting, and details on how to participate will be issued by press release available on the Company's website at www.middleby.com and filed with the U.S. Securities and Exchange Commission. The Notice of Internet Availability of Proxy Materials, the Proxy Statement and related materials included herewith, and the Company's Annual Report to Stockholders for the fiscal year ended December 28, 2019, are being distributed or made available to stockholders on or about April 27, 2020.

Stockholders of record at the close of business on April 9, 2020 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On such date there were 55,309,988 outstanding shares of common stock, par value $0.01 per share, of the Company ("Common Stock"). In deciding all questions, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share held on the Record Date.

Stockholders who are entitled to vote at the Meeting may vote by proxy pursuant to the following methods: (i) stockholders who own shares in their own name may vote in person at the Meeting by bringing valid photo identification and delivering their proxy card or ballot at the Meeting, or by mail, telephone, pursuant to the instructions on the proxy card or electronically via the Internet, pursuant to the instructions on the Notice of Internet Availability of Proxy Materials, or (ii) stockholders who own shares through a bank, broker or other nominee should follow the instructions provided by such nominee.

The election inspectors appointed for the Meeting will determine the presence of a quorum and tabulate the votes cast by proxy or in person at the Meeting. The presence, in person or represented by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. A quorum is necessary for the transaction of business at the Meeting. Abstentions and broker non-votes will be included in determining the presence or absence of a quorum. Generally, broker non-votes occur on a proposal when a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter or when a broker has such discretionary authority but does not exercise such discretion.

Election of each individual director requires the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For the election of directors, abstentions and broker non-votes will not count as a vote FOR nor a vote AGAINST a nominee and thus will have no effect on the outcome of the vote.

Approval of the proposal to ratify the Company's appointment of independent public accountants and the non-binding advisory vote on executive compensation require the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For purposes of these proposals, abstentions and broker non-votes will not count as a vote cast either FOR or AGAINST approval of such proposal (as applicable), and thus will have no effect on the outcome of the vote on such proposals.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted as follows:

  •
  "Proposal No. 1—Election of Directors"; FOR the election of each of the named nominees as a director of the Company;

  •
  "Proposal No. 2—Ratification of Selection of Independent Public Accountants"; FOR the ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year ending January 2, 2021; and

  •
  "Proposal No. 3—Advisory Vote on Executive Compensation"; FOR the approval, by an advisory vote, of the 2019 compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC").

Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above Elgin address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Seven persons have been nominated to serve as a director until the 2021 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal. The following persons have been nominated:

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Gordon O'Brien	54	Chairman of the Board of the Company since February 16, 2019. Managing Partner at Cannon Capital since 2017. President of Specialty Finance and Operations of American Capital Strategies from 2008 to 2017. Principal and Managing Director of American Capital Strategies from 1998 to 2008. Vice President of Pennington Partners/PENMAN Partners, a private equity firm, from 1995 to 1998.	2005

		Mr. O'Brien's extensive experience with capital markets and acquisition strategy as well as his experience as a director on numerous other boards are valuable in Board discussions regarding the Company's capital structure, liquidity needs and acquisition strategy.
Timothy J. FitzGerald	50	Chief Executive Officer of the Company since February 16, 2019. Vice President and Chief Financial Officer of the Company and its principal subsidiary, Middleby Marshall Inc. ("MM"), from May 2003 to February 2019. Vice President and Corporate Controller of the Company and MM from February 2000 to May 2003. Corporate Controller of the Company and MM from November 1998 to May 2003. Audit Manager of Arthur Anderson LLP from 1991 to 1998. Director of Hardinge Inc. since May 2018.	2019

		Mr. FitzGerald's extensive experience at the subsidiary and corporate level of the Company and his day to day leadership as CEO of the Company provide the Board with intimate knowledge and an invaluable perspective regarding the Company's operations, challenges and business strategy.

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Sarah Palisi Chapin	58
		Principal of Chapin Creative, LLC, a business incubation, strategy and marketing advisory firm, since 2016. Member of the board of directors of Yummy Spoonfuls, an organic baby and toddler food company, serving from 2014-2018. Chief Executive Officer and board member of Hail Merry, a marketer and manufacturer of gluten-free, vegan, refrigerated plant ingredient snacks, from 2009 to 2016. Member of the board of directors and Chair of the compensation committee of Caribou Coffee Company (then NASDAQ: CBOU), from 2007 to 2013. Member of the board of directors of IRM, data analytics subscription company from 1998-2008. Chief Executive Officer, then Chairman, of Enersyst Development Center from 1995 to 2003, an intellectual property development and licensing firm in food processing, vending and foodservice. Member of the board of directors of PrimeSource Foodservice Equipment Distributors from 2002 to 2012. Vice President of Worldwide Business Strategy of Burger King Corporation from 1990 to 1995, including co-leader for development of Restaurant Services, Inc., Burger King Purchasing COOP. Director of New Concepts and Engineering, Pizza Hut, 1985-1990.	2013

		Ms. Chapin brings more than three decades of experience in the food service and food processing industries, including a comprehensive understanding of strategy, franchising, commercial kitchen technology, brand management, product development, marketing, operational excellence, market expansion and acquisition strategy.
Cathy L. McCarthy	72
		President and Chief Executive Officer of Cross Tack, Inc. a strategy consulting firm, since 2011. Chairman of PixCell, Inc. and SRG Instruments, both medical device firms, since 2017 and 2013 respectively. Partner, SRGI Holdings since 2013. Chief Executive Officer and President of SM&A, (NASDAQ: WINS) a competition management and program services company representing major aerospace and defense clients, from 2007 to 2011. Chief Operating Officer and President of SM&A from 2006 to 2007. Chief Financial Officer and Corporate Secretary of SM&A from 2001 to 2006. Prior to 2001, in addition to financial restructuring of several companies, was Vice President of several credit & lending departments of Mellon Bank, N.A.	2015

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since

		Ms. McCarthy's operating experience as a Chief Executive Officer and a Chief Financial Officer of numerous private and public companies combined with her extensive background in strategy, mergers and acquisitions, financial reporting and internal controls provide the Board with valuable strategy and financial oversight capabilities.
Robert A. Nerbonne	62	Executive Vice President, Officer, and member of the board of directors of Cooper-Atkins Corporation from 2014 to 2018. Consultant for Cooper-Atkins Corporation from 2012 to 2014. Chief Executive Officer of Ali Group North America from 2009 to 2011. Group President, Americas of Enodis (today Welbilt) and other senior roles from 2002 to 2009. Prior to 2002, held various leadership positions in the commercial food service industry, including President of Pitco from 1988 to 1998, which was prior to Middleby ownership.	2019

		Mr. Nerbonne's extensive and varied leadership roles within the commercial food service industry provide the Board with valuable insight on how to proactively react to market conditions and develop long-term strategy.
John R. Miller III	79	Chairman and Chief Executive Officer of EOP, Inc., publisher of special market trade magazines from 1968 to 2019; Sales Manager, Procter & Gamble, Packaged Soap Division, 1964 to 1968. Director Emeritus of First National Bank of Long Island and its holding company, the First of Long Island Corporation.	1978
		Mr. Miller's marketing background and knowledge of diversity issues is valuable in Board discussions regarding new product introductions, overall marketing strategy and employee matters.
Nassem Ziyad	54	Chief Operating Officer of Ziyad Brothers Importing, a leading distributor and global marketer of a diverse portfolio of food products, representing multinational customers such as Nestle, Kraft and Bel, founded in 1966.	2017

		Mr. Ziyad's extensive experience in marketing, branding and financial management of food products throughout the world is valuable in Board discussions regarding food manufacturing, cross border trade, operations, brand management and marketing.

Each of the nominees has consented to serve as a director if elected. The Board knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board may recommend.

Vote Required for Approval; Board Recommendation

Election of each individual director nominee requires the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For the election of directors, abstentions and broker non-votes will not count as a vote FOR nor a vote AGAINST a nominee and thus will have no effect on the outcome of the vote.

The Board adopted a policy on May 14, 2013, which requires any director who does not obtain a majority of votes cast in an uncontested election to promptly tender his or her resignation to the Chairman of the Board for consideration by the Board. The Nominating and Corporate Governance Committee will then consider the resignation and recommend appropriate action to the Board. The Board is required to take formal action on the Nominating and Corporate Governance Committee's recommendation no later than 90 days following the date of the stockholders' meeting at which the election of directors occurred. In considering the Nominating and Corporate Governance Committee's recommendation, the Board shall consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and such additional information, factors and alternatives as the Board deems relevant. Following the Board's decision on the Nominating and Corporate Governance Committee's recommendation, the Company, within four business days after such decision is made, shall publicly disclose, in a Form 8-K filed with the Securities and Exchange Commission, the Board's decision, together with an explanation of the process by which the decision was made and, if applicable, the Board's reason or reasons for rejecting the tendered resignation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE ABOVE NAMED NOMINEES AS A DIRECTOR OF THE COMPANY.

Committees; Board Meetings

The Board held four in-person meetings and four telephonic meetings during the fiscal year ended December 28, 2019, and each director attended at least 75% of all Board and applicable committee meetings except for Mr. Nerbonne, who the Board appointed as a director in August 2019 following a recommendation by the Nominating and Corporate Governance Committee. Although the Company does not have a formal attendance policy, the Company encourages all directors to attend its annual meeting of stockholders. All of the Company's directors except for Mr. Nerbonne attended the 2019 Annual Meeting of Stockholders. Current directors, Mmes. Chapin and McCarthy and Messrs. Miller, Nerbonne, O'Brien and Ziyad, as well as former director Robert Lamb, have been determined by the Board to be "independent directors" as such term is defined under Rule 5605(a)(2) of The NASDAQ Stock Market LLC ("NASDAQ"). The Board is comprised of a majority of independent directors. The Company currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The Company's standing Audit Committee was established in accordance with Section (3)(a)(58)(A) of the Securities Exchange Act of 1934, as amended. During the fiscal year ended December 28, 2019, the Audit Committee was comprised of Ms. McCarthy (Chairperson), and Messrs. Lamb (who served until May 2019, when he did not stand for re-election as a director at the 2019 Annual Meeting of Stockholders), O'Brien and Ziyad, and met in-person four times for the purposes of (i) approving the selection of the Company's independent auditor; (ii) reviewing the arrangements for and scope of the audit and pre-approving permitted non-audit services; (iii) reviewing the Company's interim and annual financial statements or other results of the audit; (iv) reviewing the Company's internal accounting procedures and controls and the recommendations of the Company's independent auditor; and (v) reviewing the external audit process. Ms. McCarthy and Mr. O'Brien have been determined by the Board to be financially sophisticated as required by NASDAQ Rule 5605(c)(2) and to be "audit committee financial experts" as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. All of the members of the Audit Committee have been determined by the Board to meet the additional independence criteria set forth in NASDAQ Rule 5605(c)(2). The Audit Committee has a written charter which was approved by the Board on March 4, 2003, and modified as of February 25, 2004, and is currently available in the "Investor Relations" section of the Company's website, located at www.middleby.com.

Compensation Committee

During the fiscal year ended December 28, 2019, the Compensation Committee had four in-person meetings and two telephonic meetings, and was comprised of Messrs. Miller (Chairperson) and O'Brien and Ms. Chapin. The function of the Compensation Committee is to make recommendations concerning the compensation of the Chairman of the Board, the CEO, other executive officers of the Company and other non-employee members of the Board. The Compensation Committee is also responsible for administering and making grants to executive officers under the Company's 2011 Long-Term Incentive Plan (the "LTIP") and administering the Value Creation Incentive Plan (the "VCIP"), including the establishment and certification of performance goals. All of the members of the Compensation Committee have been determined by the Board to be independent as defined under applicable NASDAQ listing standards. The Compensation Committee has a written charter which was effective as of June 28, 2013, and amended and restated on March 22, 2019, and is currently available in the "Investor Relations" section of the Company's website, located at www.middleby.com.

Nominating and Corporate Governance Committee

During the fiscal year ended December 28, 2019, the Nominating and Corporate Governance Committee met four times and was comprised of Mmes. Chapin (Chairperson) and McCarthy and Messrs. Miller and Nerbonne. The Nominating and Corporate Governance Committee discusses, reviews and evaluates potential director candidates and recommends potential director candidates to the Board for election by the stockholders or appointment to the Board, as the case may be, pursuant to the Bylaws. The Board considers potential director candidates who have been recommended by the Nominating and Corporate Governance Committee. In identifying and selecting director candidates, the Nominating and Corporate Governance Committee and the Board consider a variety of factors, including, but not limited to, a candidate's experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. In March of 2019, the then-titled Nominating Committee expanded its charter to become the Nominating and Corporate Governance Committee which, in addition to its prior nominating duties, also develops and recommends to the Board corporate governance principles applicable to the Company. The Nominating and Corporate Governance Committee also oversees the training and evaluation of the Board and the Company's executive officers, including with respect to the Board's composition and procedures. Among other tasks, the Nominating and Corporate Governance Committee annually reviews, with the Board, the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by NASDAQ. The Nominating and Corporate Governance Committee is responsible for arranging Board members to attend National Association of Corporate Directors training programs and other corporate governance training initiatives. The Nominating and Corporate Governance Committee has a written charter which was effective as of February 22, 2013, and amended and restated on March 22, 2019, and is currently available in the "Investor Relations" section of the Company's website, located at www.middleby.com.

Because the Company's stockholders rarely, if ever, have recommended potential director candidates, the Nominating and Corporate Governance Committee and the Board do not have a formal policy at this time for consideration of potential director candidates recommended by the Company's stockholders, but the Nominating and Corporate Governance Committee will give due consideration to any and all such candidates under the same criteria as internally generated candidates.

Board Leadership Structure

The business of the Company is managed under the direction of the Board, in the interest of the stockholders. The Board delegates its authority to management for managing the day to day activities of the Company. The Board requires that management review major actions and initiatives with the Board prior to implementation.

Executive sessions of the independent directors are held in conjunction with regularly scheduled meetings of the Board and as otherwise deemed necessary.

On February 16, 2019, upon the retirement of our former Chairman of the Board, President and CEO, Selim A. Bassoul, the Company separated the roles of Chairman of the Board and CEO. At that time, (i) Mr. O'Brien, who has served on the Board since 2005 and as lead independent director of the Board since March 2010, was appointed Chairman of the Board, and (ii) Mr. FitzGerald, the Company's CFO, was appointed CEO and a director.

By splitting these roles, Mr. O'Brien is able to focus on and tangibly oversee the Company's senior management (including the CEO), Board leadership, and governance-related matters, while Mr. FitzGerald is able to exclusively focus on the Company's strategy, day-to-day operations, and financial organizational health.

Mr. O'Brien's long term relationships with the Company and extensive knowledge of the Company's operating structure and culture allowed for a seamless transition to assuming Chairman of the Board responsibilities. We believe this leadership structure best serves the Company and its stockholders at this time as it strengthens the integrity and independence of our Board and reduces potential conflicts in the areas of performance evaluation, executive compensation, succession planning, and the recruitment of new directors.

Director Compensation

Our Board compensation policy in effect for 2019 was unchanged from our policy established in 2018 in consultation with the Rewards Solutions practice of Aon plc ("Aon"), the Compensation Committee's independent compensation consultant. In February 2019, the Compensation Committee engaged Aon to conduct a director compensation assessment using the same peer group that was used to assess executive compensation. As described below in the section entitled "Development of the Peer Group", the peer group used in the 2019 competitive assessment represented an updated peer group relative to the 2018 Board of Director compensation assessment. The Board compensation assessment analyzed peer company director compensation levels and practices, evaluated the competitiveness of the Company's director compensation program from multiple perspectives relative to the peer group, and described recent market trends in director compensation. Based on the analysis prepared by Aon, the Compensation Committee determined that the Company's Board compensation policy remained appropriate and no changes were needed in 2019.

Under the Board compensation policy, during the fiscal year ended December 28, 2019, each nonemployee director received an annual cash retainer of $100,000, with the respective Chairman of the Board, Audit and Compensation Committee Chairpersons receiving an additional $15,000 annual cash retainer and the Nominating and Corporate Governance Committee Chairperson receiving an additional $5,000 annual cash retainer. In addition to the retainers, on February 25, 2019, each nonemployee member of the Board as of such date, with the exception of Mr. Lamb, was awarded 1,000 shares of restricted stock pursuant to our 2011 Long-Term Incentive Plan. These shares of restricted stock vested on February 25, 2020, based on each director's continued service through such date. No additional meeting fees are paid to our non-employee directors or our directors who are also officers of the Company.

Compensation paid to our nonemployee directors in 2019 is shown in the Director Compensation for Fiscal Year 2019 table appearing on page 44.

The Company believes that having quality nonemployee directors is critical to our success. Nonemployee directors represent the interests of our stockholders, and they contribute their experience and wisdom to guide our Company, our strategy and our management. The Board believes that compensation for directors should reflect the work required in both their ongoing oversight and governance role, and their continuous focus on driving long-term performance and stockholder value.

The Compensation Committee, consisting solely of independent directors, has the additional responsibility of reviewing director compensation and considering any changes in how directors are compensated. The full Board reviews the Compensation Committee's recommendations and approves (or ratifies) the amount of director compensation. The Compensation Committee is empowered to engage outside advisors, experts, and others to assist it. The Compensation Committee periodically reviews assessments prepared by outside consultants that the Compensation Committee has engaged in order to gain an understanding of current market levels of compensation being paid for board service and to gauge current practices with respect to the forms of director compensation currently in use.

In November 2019, the Compensation Committee again engaged Aon as its independent compensation consultant to conduct a director compensation assessment for 2020 compensation. The assessment analyzed peer company director compensation levels and practices, evaluated the competitiveness of the Company's director compensation program against our peers and described recent market trends in director compensation. The peer group that Aon used for this director compensation assessment is the same updated peer group that it used for its assessment of our 2019 executive compensation program.

The Compensation Committee used this information as a factor and considered market practices and the Company's long-term performance in evaluating the Company's director compensation. Based on this information and the Compensation Committee's judgment, the Compensation Committee recommended to the full Board that effective for fiscal year 2020, each nonemployee director continues to receive an annual cash retainer of $100,000, with the Chairman of the Board receiving an additional $25,000 annual cash retainer, the respective Audit and Compensation Committee Chairpersons receiving an additional $20,000 annual cash retainer and the Nominating Committee Chairperson receiving an additional $10,000 annual cash retainer. No additional meeting fees will be paid to our nonemployee directors or our directors who are also officers of the Company. Consistent with the Compensation Committee's policies, on March 2, 2020, each nonemployee director was awarded shares of restricted stock having an aggregate grant date value equal to $130,000 pursuant to our 2011 Long-Term Incentive Plan.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews information regarding the Company's credit, liquidity and operations, as well as the risks associated with each. While the Board has general oversight responsibility for risk at the Company, the Board has delegated some of its risk oversight duties to Board committees. The Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and evaluates the internal control framework of the Company. The Nominating and Corporate Governance Committee is responsible for recommending to the Board individuals qualified to serve as directors of the Company, arranging for training of Board members and evaluating the Company's corporate governance policies. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

It is the role of management to present material risks in a clear and understandable manner as part of its broader responsibility to keep the Board well informed on all matters of significance to the Company. The Company believes that its current leadership structure facilitates this clear delineation of responsibility with respect to its risk management process. Additionally, maintaining an independent Board with an independent director now serving as Chairman of the Board permits open discussion and assessment of the Company's ability to manage these risks.

Sustainability Report

In 2019, the Company released its 2019 Sustainability Report ("Sustainability Report"), highlighting its global corporate citizenship efforts around the key environmental, social and governance areas that are important to the Company's investors, customers, employees, and other stakeholders. The Sustainability Report summarizes the Company's long standing focus upon product innovation and operational best practices to achieve overall Company goals of pollution prevention, energy conservation and waste minimization. The Sustainability Report also summarizes the Company's objectives and philosophy regarding additional environmental objectives, human capital, a focus on ethics, diversity, employee advancement, employee safety, and giving back to the community. The Company intends to publish an updated Sustainability Report in 2020 as a commitment to its focus on environmental, social and governance initiatives.

Stockholder Communications With the Board

The Board has adopted the following procedure for stockholders and other interested parties to communicate with the Board. All such communications should be sent by email to the Chairman of the Board at the address found on the Company's website, www.middleby.com, or by regular mail to the Chairman of the Board at the Company's principal executive offices in Elgin, Illinois. The Chairman of the Board will collect and organize all such communications, deleting any sales or other solicitations and any communications which contain offensive material. A summary of the communications received will be periodically provided to the Board, which will determine the disposition of any such communication.

EXECUTIVE OFFICERS

The following is a summary of the professional experience of the executive officers of the Company as of December 28, 2019:

Name	Age	Principal Occupation(s) During Past Five Years
Timothy J. FitzGerald	50	Chief Executive Officer of the Company since February 2019. Vice President and Chief Financial Officer of the Company and MM from May 2003 to February 2019. Vice President and Corporate Controller of the Company and MM from February 2000 to May 2003. Corporate Controller of the Company and MM from November 1998 to May 2003.
Bryan E. Mittelman	49
		Chief Financial Officer of the Company since February 2019. Chief Accounting Officer of the Company from July 2018 to February 2019. Vice President, Controller at Knowles Corporation from December 2013 to July 2018. Corporate Controller at Morningstar, Inc. from December 2011 to September 2013.
David Brewer	63
		Executive Vice President and Chief Operating Officer of the Company since February 2019. Chief Operating Officer of the Company's Commercial Foodservice Equipment Group from March 2009 to February 2019. President, Pitco Frialator, Inc., from July 2007 to March 2009. President, Lantech North America, from June 2005 to July 2007. Vice President of Global Supply Chain, YUM!, from March 2002 to June 2005.
Martin M. Lindsay	55
		Vice President, Treasurer and Secretary of the Company since February 2019. Corporate Treasurer and Assistant Secretary of the Company and MM from February 2002 to February 2019. Assistant Treasurer of the Company and MM from March 1999 to February 2002.
Selim A. Bassoul	63
		President, Chief Executive Officer and Chairman of the Board of the Company and its principal subsidiary, MM, from December 23, 2004 to February 16, 2019. President and Chief Executive Officer of the Company and MM from 2001 to 2004. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, an affiliate of the Company, from 1996 to 1999.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The following Compensation Discussion and Analysis ("CD&A") describes the material elements of compensation for the Company's 2019 executive officers identified in the Summary Compensation Table as the "Named Executive Officers." The CD&A also provides analysis with respect to the compensation disclosed in the tables that follow.

The Compensation Committee during the course of 2019 was composed of the following outside directors, each of whom is "independent" in accordance with the NASDAQ governance rules: John R. Miller III, Chairman, Gordon O'Brien and Sarah Palisi Chapin. The Compensation Committee is appointed by, and responsible to, the Board for making recommendations to the Board and approving, where appropriate, all matters related to executive and non-employee director compensation.

Executive Summary

We seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. As described in this CD&A, our compensation program features a pay for performance design that rewards our Named Executive Officers for the achievement of short-term and long-term financial goals. This summary contains a discussion of our 2019 performance, our 2019 executive compensation highlights, and our prior year say-on-pay results.

2019 Company Performance

In 2019, the executive team led by our new Chief Executive Officer, Mr. FitzGerald, drove the performance of the Company, outperforming its peers in many respects. While overall results were mixed, Earnings Per Share ("EPS") for the preceding five year performance period greatly surpassed the performance of our peer group median. The below charts highlight the Company's EPS and Total Shareholder Return ("TSR") on a one-year (FYE 2019), three-year (FYE 2017-2019) and five-year (FYE 2015-2019) basis compared to the Peer Group. The peer group for this purpose is the Peer Group as discussed below under the heading "Development of the Peer Group".

Note: The peer group median EPS on a one-year basis was –0.4% and, thus, is not reflected on the Total Earnings Per Share Growth table.

Note: TSR reflects annual rates of return reflecting stock price appreciation plus reinvestment of dividends (calculated monthly) and the compounding effect of dividends paid on reinvested dividends.

The chart below highlights the Company's financial performance over a ten-year period:

The chart below highlights the Company's operating cash flow over a ten-year period:

In addition to the financial achievements described and highlighted graphically above, other notable accomplishments in 2019 included:

Financial Highlights

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  Record net sales of $2.959 billion, an increase of 8.7% over 2018.

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  Record net earnings of $352.2 million, an increase of 11.1% over 2018.

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  Record earnings per share of $6.33 per share, an increase of 11.1% over 2018.

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  Record operating cash flow of $377.4 million, an increase of 2.3% over 2018.

Strategic Developments

  •
  Completed eight acquisitions adding eleven brands to the Middleby portfolio across all three business segments, further enhancing product offerings, expanding market opportunities and adding to our capabilities across the Company:

  •
  Acquired five leading cooking brands to our commercial foodservice portfolio, including acquisitions of EVO, Bakers Pride, BKI, APW and UltraFryer. With the EVO acquisition we further added to our industry leading lineup of ventless cooking solutions. The BKI brand furthered our entry and focus on the growing grocery and c-store segment. Ultrafryer expanded the existing fryer portfolio to include the highest capacity and highest efficiency fryer technology. Bakers Pride and APW added two long-standing industry leading brands complementing our existing lineup of oven and counterline cooking products;

  •
  Further added to the growing portfolio of beverage solutions with the additions of espresso company Synesso, brewing equipment maker Ss Brewtech and Starline beverage dispensing equipment. Synesso further enhances our innovative and developing coffee platform, whereas Ss Brewtech brings the Company into the beer and brewing market;

  •
  Acquired Powerhouse Dynamics, a leading Internet of Things ("IoT") solution provider for the foodservice and retail industry, significantly expanding our data and cloud-based offerings and capabilities;

  •
  Acquired Brava Home, known for its advanced residential cooking-with-light technology and heavy chef influence. Brava brings patented UV technology to the Company, along with advanced controls and deep digital marketing and customer connectivity capabilities; and

  •
  Added Packaging Progressions, Inc. ("Pacpro") to the Food Processing Group platform. Pacpro is a market leader in automated packaging technologies, extending our solutions for customers in the protein and bakery segments. Specifically, the Pacpro interleaving, underleaving, stacking, and card dispensing systems allow customers to automate production, increase throughput and efficiency, reduce downtime and production costs and enhance product quality and presentation while improving food and employee safety.

  •
  Launched and executed on companywide technology initiatives, positioning the Company to capture growing trends and address customer needs with a focus on data monitoring, remote connectivity, safety protocols, labor efficiency and automation:

  •
  Established "Middleby Controls" strategy and team to develop common control solutions to operate our advanced technology equipment. In 2019, we completed the design of a new control platform and prepared for a scheduled launch in 2020. This new universal control will provide for ease of use, user customization, enhanced data capture and imbedded connectivity;

    •
    Developed and launched the "Open Kitchen" IoT platform in the fourth quarter of 2019. Open Kitchen is the most comprehensive IoT offering for foodservice operators to manage and monitor equipment and related operation processes. The newly introduced solution was developed through integration of the Middleby Connect and the Powerhouse Dynamics SiteSage solutions;

    •
    Introduced our data analytics and intelligence solutions, including the launch of our "ServR" platform by L2f to address a wide variety of customer applications with connectivity to existing systems and platforms. We combined our initial launch of ServR in conjunction with our updated release of the Middleby "Skyflo" automated liquor dispense equipment. This combined solution allows restaurants and bars to not only control the dispense and pour of liquor, but also track, monitor and predict profitability utilizing the data analytics of ServR; and

    •
    Furthered development of the Company's kitchen automation strategy, including introduction of products such as "Cori", our robotics oven loading interface. Expanded our automation platform to address the growing ghost and cloud kitchen trends by developing complete and integrated foodservice solutions leveraging the technologies and equipment across the portfolio of brands and positioning the Company as the leader in this emerging segment.

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  Executed on operating initiatives, efficiency improvements and cost reduction actions resulting in 2019 margin expansion at each of our business segments. These initiatives included:

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  Continued to realize margin improvement at recent acquisitions, including Taylor and Follett, as we further executed upon integration activities;

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  Completed the consolidation and closure of five manufacturing facilities during 2019 leveraging existing facilities and core competencies of complementary business operations. These actions not only resulted in achieved cost reductions, but better positioned businesses for long-term growth;

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  Invested in and built a new state-of-the-art manufacturing facility in Vermont in conjunction with manufacturing integration initiatives, which also provide for future planned growth opportunities. Established and brought on line a new manufacturing facility in China to support localized production for Asian markets and launch of new products specific for customers in the region supporting future growth;

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  Developed supply chain strategy and Middleby support team to simplify and leverage the supplier base in an effort to reduce cost, improve quality and increase manufacturing efficiency; and

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  Launched Middleby Advantage service initiative at our Commercial Foodservice segment to leverage existing service capabilities and enhance after-sales service and support across the brands. Established on-line service support capabilities with the launch of www.middlebyadvantage.com providing for the availability of industry leading parts and access of information related to equipment and service parts.

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  Reevaluated our approach to sales and marketing, resulting in investments and redirection of strategy and activities across all three business segments to target underpenetrated and growing business segments, significantly expand our efforts in digital marketing to access end users and enhance product awareness, and develop products and solutions to support market trends and customer needs. We also continued to invest in showrooms and innovation centers supporting all three business platforms. The 2019 activities and accomplishments related to these initiatives included:

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  Focused on new and underpenetrated customer segments by creating dedicated teams with branded equipment solutions targeting opportunities in c-stores, grocery, marine and emerging chains within the Commercial Foodservice segment. Significant inroads were realized with addition of new customers and product launches at existing customers. Continuing on this success, the Company dedicated a branding strategy to solution sales, addressing industry trends, promoting our leading innovations in ventless cooking equipment, foodservice delivery and premium beverage offerings;

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  In the Food Processing Group, we targeted new markets including bacon, alternative protein, cured meat and pet food with new equipment solutions. These efforts gained momentum during the year and led to new business opportunities;

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  Launched the Middleby Consultant Program to increase specification of our brands on commercial foodservice projects. A newly created team developed and launched marketing and support programs targeting consultants and designers to create awareness and deepen their knowledge base of Middleby solutions and provide in-person trainings and forums to interact with our team members;

  •
  Developed and introduced companywide sales and communication tools aided by computer and phone apps, supporting both our internal and external sales teams. Our sales support tool has substantially improved access to existing and newly created digital marketing materials, product information, educational video and customer data. Aside from being up to date with the latest information and video, the tool allows the customization of digital marketing directly to customers. A second internal customer management and communications tool was also debuted during the year to expedite internal communications regarding customer opportunities, delivery of sales leads across the organization and foster cooperation across the Middleby brands;

  •
  We debuted new digital marketing initiatives that increased engagement with customers across all of our platforms. These digital marketing initiatives included video, social media, email blasts and virtual group learning experiences that were integral in our training efforts and driving sales;

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  Showcased the grand opening of our Middleby Protein Innovation Center in the fall of 2019. The event was held with top customers from the commercial and processing segments, who were welcomed by key Middleby leaders. At the Chicago based Innovation Center, customers can see our processing brands in action and experience all of the different technologies the group has to offer;

  •
  The Middleby Residential Showroom in Chicago received the Innovative Showroom Award from the National Kitchen and Bath Association. This location in the Chicago Merchandise Mart was recognized for delivering outstanding engagement, creating an unforgettable experience and educating customers; and

    •
    Continued our long-standing focus on new product innovation across all of our business segments. Debuted in the commercial kitchen were ventless products from Blodgett, Doyon and EVO, delivery solutions including the Carter Hoffman "PUC" pick-up-cabinet and rapid cooking innovation from Turbochef consisting of the Bandito, Eco-ST small footprint speed cook solution and our Single Batch and Double Batch ovens. New products in the beverage group began to take hold in the market including Zamboozy, a frozen cocktail machine developed by Taylor, and our Joe-Tap Rocket nitro-brew dispense system introduced at a leading global coffee chain. The Food Processing Group posted a record number of new product launches, including the Alkar Turbochef high-speed conveyor oven, Thermix SousVide by Armor Inox and MauerAtmos maturing and defrost systems. In the Residential segment new products included Viking column refrigeration, AGA Mercury and Elysse ranges launched in the USA and a new lineup of ice and undercounter refrigeration from Marvel and U-Line.

Highlights of 2019 Compensation Program

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  Our compensation opportunity mix for 2019 consisted of base salary, an annual performance-based cash bonus and grants of long-term equity incentive awards. The Compensation Committee believes that structuring executive compensation with a high percentage of performance-based pay is the best way to align the interests of executives with the long-term interests of stockholders. The Compensation Committee also believes that a mix of performance-based and time-based long-term equity grants is an important component of the total executive compensation to ensure the appropriate balance of performance-based incentives, while, at the same time, attracting, motivating and retaining high-quality executives.

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  The 2019 annual cash bonus plan is 100% performance-based, which focuses on increasing and outperforming industry benchmarks in both earnings before interest, taxes, depreciation and amortization ("EBITDA") and EPS, without encouraging unnecessary or excessive risk-taking.

  •
  Assuming achievement of target levels of performance, the long term equity incentive awards granted in 2019 under our 2011 Long-Term Incentive Plan ("LTIP") for the three year period of 2019, 2020 and 2021 were 67% performance-based and 33% time-based. The performance-based awards granted in 2019 are scheduled to vest in 2020, 2021 and 2022, subject to the Company's achievement of cumulative EBITDA and EPS performance goals covering fiscal years 2019, 2020 and 2021. Shares may partially vest based on the achievement of annual EBITDA and EPS performance goals during fiscal years 2019, 2020 and 2021 to provide for annual and interim incentives.

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  The grant of long-term equity awards that vests over three years is a significant departure from prior year grants with respect to individuals in the role of CEO and CFO (prior grants to individuals in such positions were made annually). This practice of making grants over a three year performance period is consistent with grants that have been made to the other Named Executive Officers and senior management in the past.

  •
  The metrics for the performance-based awards were 50% EPS performance and 50% EBITDA performance. The Compensation Committee set competitive performance goals in connection with the performance-based component, featuring target performance metrics of 10% EBITDA growth and 10% EPS growth. Targets were established with advice and input from Aon considering past and future EBITDA and EPS growth rates of peer companies and other industry data.

  •
  The time-based awards vest ratably over a three-year period in 2020, 2021 and 2022. The underlying shares of the Company subject to the performance-based and time-based awards that vest in 2020, 2021 and 2022 are restricted from sale by the applicable executive until the end of the three-year period in 2022 following determination of the Compensation Committee of the applicable performance goals for the fiscal year 2021 performance period, regardless of any earlier date on which the shares vest, subject to certain exceptions. This restriction on sale further aligns management with stockholders.

Leadership Transitions

On February 16, 2019, Mr. Bassoul retired as Chairman, President and CEO of the Company, and the Board promoted Mr. FitzGerald, a 20-year veteran of the Company, to the position of CEO and director. Mr. FitzGerald previously served as Vice President and CFO of the Company.

In February 2019, the Board also promoted the following individuals: David Brewer to serve as Executive Vice President and Chief Operating Officer of the Company; Bryan Mittelman to the position of Chief Financial Officer of the Company; and Martin Lindsay to serve as Vice President, Treasurer and Secretary of the Company. Mr. Brewer previously served as Chief Operating Officer of the Company's Commercial Foodservice Equipment Group; Mr. Mittelman had been Chief Accounting Officer of the Company since July 2018; and Mr. Lindsay previously served as Corporate Treasurer and Assistant Secretary of the Company.

Shareholder Outreach; Prior Year Say on Pay Results

At the May 29, 2019 stockholders' meeting, the "Advisory Vote on Executive Compensation" proposal (the "say on pay" proposal) with respect to our executive compensation programs for 2018 received the support of 46.2%. The Compensation Committee and the Board reviewed the result of the say-on-pay vote and recognized that it signaled the existence of concerns with the 2018 compensation program for our NEOs or one of its elements, and a need for shareholder engagement to better understand such concerns.

In connection with our leadership transition in early 2019 as well as on an ongoing basis after the results of the advisory vote, the Compensation Committee and management engaged in stockholder outreach to discuss and obtain feedback regarding our leadership transition and our executive compensation program.

For this stockholder outreach, we contacted the top 20 stockholders representing approximately 74% of our total shares outstanding. Meetings were held or correspondence was conducted with stockholders during the second half of 2019 and in early 2020 representing approximately 35% of our total outstanding shares of record. For the investor meetings, our Chairman of the Board (who is also a Compensation Committee member), the CFO and the Vice President, Treasurer and Secretary attended.

The Company representatives requested feedback from stockholders and encouraged an open dialogue with respect to the Company's executive compensation programs and environmental, social and governance initiatives. The meetings also centered upon how those initiatives relate to the Company's strategic plan and the Company's focus upon creating stockholder value through acquisition and leveraging the Company management's ability to generate stockholder value through acquisition and integration of acquired companies into the Company's framework.

Each meeting included a discussion of the Company's rationale for the selection of the performance criteria for the Company's annual performance-based cash bonus incentive and long-term equity incentive awards. Several stockholders inquired whether the Company had considered utilizing return on invested capital, free cash flow per share, or total stockholder return as a performance metric. Given the Company's core business strategy that emphasizes value creation through acquisition, integration and leveraging management's historical excellence of executing upon that plan, the Compensation Committee, in conjunction with discussions with stockholders and its compensation consultant, determined for 2019 that EBITDA and EPS most directly link to the Company's strategic plan, provide management with clear objectives upon which to execute the plan, and are the best indicators of driving long-term financial and operational performance.

During these conversations, the Company representatives and stockholders discussed how the Compensation Committee is focused upon incentivizing management to generate long-term stockholder value with (1) a focus upon factors that are under management's control, (2) sufficiently clear and achievable objectives and (3) objectives that are tailored to management's experience and track record of executing upon the Company's strategic plan in a manner that generates long-term value to stockholders.

Stockholders also requested the rationale behind utilizing EBITDA and EPS metrics for both the annual cash bonus incentive and annual and long-term equity incentive awards. The Company representatives acknowledged that the Compensation Committee has extensively discussed that issue and it is considering the possibility of utilizing different metrics in future years to provide different incentives. In response to these stockholder questions, the Compensation Committee is considering modifying the metrics for the annual cash bonus incentive for future years.

Several stockholders inquired about the leadership transitions that took place in early 2019, and the executive compensation decisions related thereto. The Company representatives explained that in connection with the leadership transitions that took in place in 2019, the Board of Directors, and specifically the Compensation Committee, was tasked with making important strategic decisions that struck a balance between immediate financial considerations with a view towards the long-term strategic direction of the Company. The Company's stockholders expressed concern with an increase in fixed compensation to the CEO in 2018, as well as discretionary payments that were made to several Named Executive Officers in early 2019, and significant cash payments that were made to the former CEO upon his voluntary retirement. This concern was reflected in the Company's say on pay result in 2019.

In response to stockholder outreach as well as internal strategic considerations that were aligned with what the Compensation Committee heard from stockholders, the Compensation Committee responded by establishing fixed compensation of the new CEO at substantially below the base salary in effect for such position in fiscal year 2018, and establishing fixed compensation of the new CFO at substantially below the base salary in effect for such position in fiscal year 2018.

The Compensation Committee also acknowledged concerns raised by several stockholders regarding discretionary bonuses that were awarded to management in 2019 in connection with the leadership transition. In response to these concerns as well as the Company's historical executive compensation practices, the Compensation Committee explained to stockholders that the discretionary bonuses were an event involving factors that are not expected to be replicated in the future.

The Company representatives also explained that the compensation decisions relating to the voluntary retirement of the former CEO were due to Mr. Bassoul's long tenure with the Company and were a critical part of transitioning to a new CEO. The Company does not expect to make retirement benefits or termination payments of a similar nature and size to other executives in the future. Moving forward, the Company expects its executive compensation decisions to be based upon a balance of short-term financial considerations and the long-term strategic direction of the Company. The Compensation Committee has a great deal of confidence in the current management team and how the Company is positioned to execute upon its strategic goals both in the short term and in the long term.

2019 Compensation Pay-for-Performance Results

The Compensation Committee made a number of changes that are reflected in the Company's 2019 executive compensation program in order to align with stockholder expectations while continuing to properly link pay to performance. One of the Compensation Committee's most significant goals for the Company's executive compensation program is to link executive pay with the long-term interests of the Company and its stockholders. 2019 was a transition year for the Company as the Compensation Committee was tasked with implementing a smooth transition. Consistent with this philosophy, a significant portion of an executive's annual compensation is "at-risk" and linked to the achievement of corporate and, in certain cases, individual goals, in order to drive and increase stockholder value.

Each year, the Board regularly reviews the business performance and strategy, also taking into consideration the current and projected competitive dynamics within the Company's operating segments. In conjunction with such reviews and assessments, the Compensation Committee undertakes a process to set challenging financial performance targets within annual cash bonus incentives and long-term equity incentive awards to ensure that executive compensation payments and vesting of awards only occur if the Company achieves high-level performance.

The Company's executive compensation results for 2019 demonstrate that the executive compensation program of the Company effectively aligns the interests of management with the long-term interests of our stockholders by balancing annual goals with the long-term strategic direction of the Company while encouraging executive retention when in the interests of the Company to do so. Historically the Company has created a significant amount of stockholder value as exhibited in the ten year stockholder returns, which significantly outperformed our competitors, peer companies and the S&P 500. The annual performance-based cash bonus incentive program and the long-term equity incentive program, however, use performance metrics related to one-year performance goals and do not include historical performance data. The Company reported record 2019 EBITDA and EPS, cumulatively meeting the 2019 growth performance targets set by the Compensation Committee. Accordingly, the target cash bonus incentive payment and target vesting of performance-based restricted stock occurred.

While annual growth performance targets were met for 2019, the Company made a number of strategic decisions and significant investments in 2019 that focused upon the creation of long-term stockholder value. We are pleased with the accomplishments of 2019 and confident in the direction of the Company and that our executive management team will contribute to strong financial results in the future.

Alignment of Pay and Performance

In order to demonstrate the alignment of pay and performance, it is useful to examine a comparison of target compensation with compensation actually realized by the CEO and by each other Named Executive Officers. Realized compensation is the measure of the actual value of compensation received during the reporting year by the executive officer. It shows the effect of Company performance and stock price on potential compensation values and provides a means to evaluate the alignment between pay and performance.

Realized compensation shows the value of long-term equity incentive awards at year-end, based on the attainment of incentive plan performance targets through the fiscal year end 2019.

Because the Company's operating performance met the challenging performance targets set by the Compensation Committee, realized compensation under both the annual cash bonus incentive program and the long-term equity incentive program were approximately the same as the target compensation.

The graphics below show the reported and realizable pay of the CEO and each other Named Executive Officer in 2019.

Corporate Governance Highlights

We believe that robust corporate governance is a key component of making prudent decisions regarding executive compensation. We also identify certain pay practices that are not followed because they are not in the long-term interests of the stockholders. Below are key elements of our compensation programs and our corporate governance generally.

✓	Non-Executive Chairman of the Board	✓	Ongoing commitment to stockholder engagement
✓	Six out seven current directors are independent	✓	Comprehensive Sustainability Report refreshed on an annual basis
✓	Independent Board committees	✓	Majority Vote Standard for Uncontested Director Elections
✓	Independent reviews by the Board and Audit Committee of the Company's strategy, business and the related key risks and mitigation activities	✓	No excessive perquisites for our executive officers
✓	Executive sessions at every in-person Board and committee meeting without management present	✓	No stock option repricing without stockholder approval
✓	Utilize an independent compensation consultant hired and overseen by the Compensation Committee	✓	Require meaningful stock ownership levels for executives
✓	No golden parachute tax gross-ups for our executive officers	✓	Clawback Provisions
✓	No hedging or pledging of Company stock	✓	No dividends paid or accumulated on unvested RSUs

Derivatives Trading, Hedging and Pledging

Under our insider trading policy, all employees (including officers) and members of the Board are prohibited from engaging in any speculative transactions in Middleby stock, including engaging in short sales, transactions involving put options, call options or other derivative securities, or any other forms of hedging transactions, such as collars or forward sale contracts, designed to decrease the risks associated with holding Middleby stock, except in certain circumstances which must be pre-cleared with senior management.

Discussion and Analysis

Compensation Programs, Objectives and Philosophy

The Compensation Committee's compensation philosophy is to engage and promote competitive spirit amongst its employees at all levels to facilitate delivery of the best possible products to the market capable of maximizing market share within each product niche, thus ensuring the highest potential stock price on the market for the Company's stockholders.

The Company's compensation and benefits programs are influenced by the Company's business culture and are designed to maximize strategic Company goals. The Company's compensation program objectives are as follows:

  •
  Attract and Retain Executive Talent—The Compensation Committee provides compensation packages that will attract and retain qualified executive talent and deliver increasing rewards for extraordinary performance.

  •
  Link Executive Compensation with Operating Performance—The Compensation Committee structures a portion of the compensation for Named Executive Officers and senior management to vary with the Company's financial and operating performance. A significant portion of an executive's annual compensation is "at-risk" and linked to the achievement of corporate and, in certain cases, individual goals described further below, in order to drive and increase stockholder value. The metrics used to reward achievement are tailored to the Company's strategic plan, and execution upon that strategic plan by senior management.

  •
  Link Executive Equity Incentive Compensation with Stockholder Interests—The Compensation Committee believes that granting equity-based awards, currently in the form of performance-based and time-based restricted stock, aligns the interests of the Named Executive Officers with those of stockholders through stock ownership and furthers the Company's goal of executive retention by using time-based vesting of equity awards as a component of the total mix of compensation in certain cases. Equity incentive compensation granted to the Named Executive Officers in 2019 was in the form of 67% performance-based and 33% time-based restricted stock to (i) align the interests of executives, including the Named Executive Officers, with stockholder interests; (ii) tie performance goals and payouts directly to metrics that have been identified as critical drivers of financial and operational success and strategic objectives; and (iii) include a time-based component to further align executive compensation with the long term interests of stockholders by encouraging executive retention and discouraging excess risk taking by executives.

  •
  Facilitate a High-Growth Company Strategy—The Compensation Committee provides incentive compensation that rewards executives for strong growth in earnings, which is expected to result in strong stock price performance and growth in market capitalization. Incentive compensation goals are set at "stretch" levels, resulting in awards that out-perform the market when Company performance out-performs the market.

Role of the Compensation Committee

The Compensation Committee, consisting entirely of independent directors, has the responsibility for establishing, implementing, and monitoring adherence with the Company's compensation program and providing input to the Board with respect to management development and succession planning. The role of the Compensation Committee is to oversee, on behalf of the Board and for the benefit of the Company and its stockholders, the Company's compensation and benefit plans. For additional information on the members, structure, scope of authority and operation of the Compensation Committee, see "Compensation Committee" and "Proposal No. 1—Election of Directors."

The Compensation Committee evaluates the CEO's performance and makes recommendations to the Board with respect to the CEO's compensation level based on this evaluation. The Compensation Committee also evaluates the other Named Executive Officers' performance and, either as a committee or together with the other independent directors (as directed by the Board), determines and approves the compensation of such other Named Execute Officers.

Role of the Compensation Committee's Independent Compensation Consultant

The Compensation Committee has the power to retain independent compensation consultants, legal counsel, or other advisors as it may deem appropriate to assist it in the performance of its duties and responsibilities, without consulting or obtaining the approval of management of the Company. The Compensation Committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities. In November 2017, the Compensation Committee retained Aon as its independent consultant. Aon reports directly to, and is directly accountable to, the Compensation Committee, and the Compensation Committee has the sole authority to retain, terminate and obtain the advice of Aon at the Company's expense. The Compensation Committee selected Aon as consultants because of Aon's public compensation experience and governance understanding, access to market competitive data, and because Aon provides no services to the Company other than its services to the Compensation Committee, has no other ties to management that could jeopardize its fully independent status, and has strong internal governance policies that help ensure that it maintains its independence. The Compensation Committee, with the assistance of its independent compensation consultant, monitors market compensation practices and developments as well as the appropriateness of the various components of the executive pay program.

In addition, in making determinations about executive compensation, our Compensation Committee believes that obtaining relevant market and benchmark data is very important. Collecting such information provides very helpful context and a solid reference point for making decisions. Our Compensation Committee also considers corporate and individual performance, any shifts in the current or anticipated future domains and function of the executive officers and the input of other Company directors who are not members of the Compensation Committee.

The Compensation Committee has worked with Aon to: assess our executive compensation philosophy, objectives and components; develop a peer group of companies for compensation comparison purposes; review considerations and market practices related to the design of short-term cash incentive plans and long-term equity and other incentive plans, and trends in the capital goods industry; review our equity compensation strategy; and review director compensation market practices.

While the Compensation Committee takes into consideration the review and recommendations of Aon when making decisions about the Company's executive compensation program, ultimately the Compensation Committee makes its own independent decisions about compensation matters.

The Compensation Committee has assessed the independence of Aon pursuant to SEC and NASDAQ rules. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and NASDAQ with respect to a compensation consultant's independence. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firm's total revenues. Aon did not provide any services to the Company other than the services provided to the Compensation Committee as described herein and in the "Director Compensation" section.

Aon has conducted a review of its performance, and has prepared an independence letter for the Compensation Committee that provides assurances and confirmation of the consultant's independent status under the standards. None of the Compensation Committee members and none of our executive officers or directors have any personal relationship with Aon. The Compensation Committee also determined that there were no other factors that should be considered in connection with the assessment or that were otherwise relevant to the engagement of Aon. On the basis of its consideration of the foregoing, the Compensation Committee concluded that there were no conflicts of interest, and that Aon is independent.

Compensation Decision-Making Process

The CEO annually reviews the performance of each executive officer, other than himself. Elements of executive reviews include an analysis of actual operating performance versus pre-determined operating performance targets, measures taken to improve efficiency of operations within the executive's area of responsibility, completion of special projects, and assessment of the executive's commitment to the Company's core operating principles. Based on his review, the CEO develops a recommendation to the Compensation Committee for each executive's annual base salary, annual cash bonus incentive plan opportunity and payout, and the basis for long-term equity-based grants. The Compensation Committee uses the same methodology to establish the annual base salary, annual cash bonus incentive plan opportunity and payout, and long-term equity incentive award for the CEO.

With respect to annual performance-based cash bonus incentive awards, the Compensation Committee determines the minimum amount of operating performance that must be achieved each year in order for an annual cash bonus to be paid. Target performance levels are set to exceed the Company's annual budget and growth objectives as a stretch goal that the Compensation Committee believes will benefit stockholders in the long-term if achieved. Target performance levels for the CEO are recommended by the Compensation Committee to the Board for review and approval and target performance levels for the other Named Executive Officers are recommended by the CEO to the Compensation Committee for review and approval. The target total direct compensation of the Named Executive Officers and senior management of the Company is set at levels intended to be competitive in order to retain the executive talent that has driven the historically strong performance of the Company and attract new talent to continue strong performance and leadership.

The Compensation Committee determines compensation levels based on the compensation research and analysis as performed by Aon, and the judgment and experience of the Compensation Committee members, with regards to the executive officers' experience in their respective roles, tenure with the Company, individual performance contributions, expected future performance contributions and critical retention needs. The Compensation Committee's process has been to review CEO compensation benchmarking data every two to three years.

2019 Compensation Decision-Making Process

In connection with the leadership transitions that took place in 2019, the Compensation Committee retained Aon to conduct a full review of peer group and other market compensation data to inform executive compensation decisions with respect to base salary, short term annual incentives and long term equity compensation programs for 2019 and future years. The Compensation Committee reviewed the compensation data provided by Aon, considering market best practices as well as the Company's historical compensation program design in evaluating alternatives. Based on these factors, the Compensation Committee elected to position the base salary for the position of CEO around the median level among the Peer Group for CEOs. The base salary for the CFO position was positioned well below the median level among the Peer Group for CFOs. The Compensation Committee believes that the base salaries set for the CEO, the CFO and the other Named Executive Officers are aligned with the marketplace, consistent with the Committee's goal to attract and retain executive talent.

Development of the Peer Group

The Compensation Committee uses comparative compensation information from a relevant group of peer companies (the "Peer Group") as a point of reference, one of several factors considered as a part of setting the compensation of the CEO. In February 2019, the Compensation Committee developed the Peer Group for 2019 Named Executive Officer and director compensation decisions with the assistance of Aon, based on primary selection criteria, including: revenue; market capitalization; industry;

recognized brand leaders and international scope. The Compensation Committee considers data from the companies in the Peer Group to review the total comprehensive compensation of our Named Executive Officers and the components thereof relative to the comparable position at Peer Group companies. The Compensation Committee retains discretion in determining the nature and extent of the use of Peer Group data. The Compensation Committee periodically reassesses the companies within the Peer Group and makes changes as appropriate, considering mergers and acquisitions, changes in the Company's business and other factors.

In connection with 2019 compensation, based on the selection criteria, the Compensation Committee adjusted the peer group to remove Papa John's International and Colfax Corporation based on brand quality and performance factors. Using the criteria identified above, as well as financial and stock price performance considerations, the Compensation Committee added Crane Co., Flowserve Corporation, Fortive Corporation, ITT Inc., Snap-on Incorporated and Woodward, Inc. to the peer group.

Accordingly, the 2019 peer group consisted of the following companies: Barnes Group Inc., Crane Co., Dover Corporation, Flowserve Corporation, Fortive Corporation, Gardner Denver Holdings, Inc., Graco Inc., IDEX Corporation, ITT Inc., John Bean Technologies Corporation, Nordson Corporation, Pentair plc, Snap-on Incorporated, Welbilt, Inc., Woodward, Inc. and Xylem Inc. (hereinafter collectively referred to as the "Peer Group"). At the time that the Peer Group was developed the Company was positioned as near the median in terms of market capitalization and in the second quartile in terms of revenue.

The Elements of the Company's Compensation Program

The Company's compensation program is generally divided into three elements: (1) base salary; (2) annual cash incentive programs; and (3) equity-based incentive programs. We use the mix of these elements to emphasize pay for performance. Using the elements of total direct compensation, we also recognize the different value brought by individual jobs within the Company. Our CEO has the greatest responsibility for the operation and performance of the business and, accordingly, the most potential upside in compensation, but also the most compensation at risk, depending on financial performance.

2019 Target Compensation

The following charts provide the 2019 mix for target total compensation for the CEO and the other Named Executive Officers as set by the Compensation Committee:

Base Salary

Base salary is the fixed portion of the Named Executive Officers' annual compensation, which provides some stable income since the other elements of compensation are at significant risk. Annual base salary levels and any increases are budgeted based on the Company's current business environment and the individual's level of responsibility and merit within the Company.

For fiscal year 2019, the Compensation Committee evaluated the base salary for each of Messrs. FitzGerald, Brewer, Lindsay and Mittelman in light of their significant promotions and increases in the level of responsibility of each such individual that took place in February 2019, as well as due to a comprehensive review of marketplace competitive data by the Compensation Committee with assistance from its compensation consultant, Aon. Mr. FitzGerald's base salary increased by $125,000 from 2018 in connection with his promotion from Vice President and Chief Financial Officer to Chief Executive Officer to align with median base salary levels for chief executive officers in the Peer Group. The increases in base salary for Messrs. Brewer and Lindsay, of $100,000 and $130,000, respectively, were made in recognition of the expanded job responsibilities that each such individual assumed in connection with his promotion and brought their base salaries closer to the median of the benchmark compensation data used by the Compensation Committee. In addition, the base salary for the position of CEO decreased by 35% from the base salary in effect for such position in fiscal year 2018 and the base salary for the CFO position decreased by 50% from the base salary in effect for such position in fiscal year 2018. The base salaries, as set by the Compensation Committee for fiscal year 2019, for each of the Named Executive Officers are set forth in the table below.

Named Executive Officer	2018 Base Salary		2019 Base Salary
Timothy J. FitzGerald (CEO)	$850,000		$975,000
Bryan E. Mittelman (CFO)(1)	—	(1)	$425,000
David Brewer (Executive VP and COO)	$750,000		$850,000
Martin M. Lindsay (VP, Treasurer and Secretary)	$220,000		$350,000

(1)
Mr. Mittelman became a named executive officer for the first time in connection with his promotion to CFO in February 2019.

Annual Performance-Based Incentive Programs

Value Creation Incentive Plan

In 2011, the Board adopted the Value Creation Incentive Plan ("VCIP"), a cash-based incentive compensation plan designed to allow performance-based compensation. The VCIP, which was reapproved by stockholders in 2016, enables the Company to establish stringent performance conditions for payment with respect to multiple goals and provides the Compensation Committee with the flexibility to address changing business needs. The VCIP is intended to provide an incentive for strong performance and to motivate eligible employees toward the highest level of achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executive officers.

The Compensation Committee has the discretion to determine which of the executive officers are eligible to participate in the VCIP. During 2019, each of the Named Executive Officers participated in the VCIP. Payment of VCIP awards is made subject to the attainment of the pre-established written performance goals approved by the Compensation Committee. For 2019, the level of incentive compensation earned was based upon achievement of dual EBITDA and EPS goals for the fiscal year. EBITDA is determined by the Compensation Committee as net income subject to adjustment to reflect the impact of specific extraordinary items not reflected in the goals. Under the VCIP, the EBITDA calculation does not include foreign exchange gains/losses and certain non-recurring items at the discretion of the Compensation Committee, but does include all bonuses and incentive compensation payable, including VCIP payments, to Company employees for the applicable year.

The Compensation Committee and management have determined that EBITDA and EPS are the most appropriate goals by which to measure and reward company performance as they directly link to the Company's business strategy, reflect how the Company is evaluated externally and are the strongest indicators of financial and operational success. As established by the Compensation Committee, a target level of performance was required to be met on both the EBITDA and the EPS metrics in order for the full target bonus to be earned. Minimum performance goals of 50% of the target EBITDA and EPS goals were established. Tiered performance goals between minimum and target were also established, which if met, lead to the award of incrementally higher portions of the target bonus amount. Tiered performance goals above the target EBITDA and EPS goals were established, which if met, lead to an incrementally higher annual bonus. The Compensation Committee selected the specific levels below because it determined them to be rigorous yet attainable.

EBITDA and EPS goals are set annually based upon the Company's annual budget and growth objectives as a stretch goal that the Compensation Committee believes will benefit stockholders in the long-term if achieved on an annual basis. As shown in the summary table below, each metric was weighted at 50%.

EPS is defined as actual fiscal year earnings per share, excluding any unusual charges related to acquisitions or restructuring, reported on a diluted basis. Please refer to the Income Statement Data in "Item 6—Selected Financial Data" and Note 3(p) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, for additional information on our EPS. EBITDA is not a GAAP measure. Please refer to the Income Statement Data in "Item 6—Selected Financial Data" of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, for additional information on our EBITDA.

Target bonus amounts for each Named Executive Officer were established by the Compensation Committee using its judgment as to appropriate levels of incentive compensation that could be potentially paid to executives relative to the stockholder value created by achieving the EBITDA and EPS goals. For 2019, EBITDA achieved 12.2% and EPS achieved 8.1%. Accordingly, VCIP payments were made to Named Executive Officers in 2019, as reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for Fiscal Year 2019 below.

The following table shows 2019 actual EBITDA and EPS as compared to the target EBITDA and EPS goals and the corresponding payout to each Named Executive Officer (other than Mr. Bassoul, who was not eligible to participate in 2019) under the VCIP.

Name	Target Payout ($)	Maximum Payout ($)	Target Performance	Maximum Performance(1)	Actual Performance	Actual Payout ($)
Timothy J. FitzGerald	568,750	975,000	EPS Growth + 10%	EPS Growth + 20%	+8.1% Growth	$491,563
	568,750	975,000	EBITDA Growth + 10%	EBITDA Growth + 20%	+12.2% Growth	$658,125
Bryan E. Mittelman	166,667	300,000	EPS Growth + 10%	EPS Growth + 20%	+8.1% Growth	$150,167
	166,667	300,000	EBITDA Growth + 10%	EBITDA Growth + 20%	+12.2% Growth	$208,250
David Brewer	495,833	850,000	EPS Growth + 10%	EPS Growth + 20%	+8.1% Growth	$428,542
	495,833	850,000	EBITDA Growth + 10%	EBITDA Growth + 20%	+12.2% Growth	$573,750
Martin M. Lindsay	145,833	262,500	EPS Growth + 10%	EPS Growth + 20%	+8.1% Growth	$123,667
	145,833	262,500	EBITDA Growth + 10%	EBITDA Growth + 20%	+12.2% Growth	$171,500

Payments of VCIP bonuses, if any, are made after the completion of the Company's fiscal year-end audit and only after the Compensation Committee certifies, in writing, that the goals with respect to which VCIP payments are to be made have been attained.

Equity-Based Incentive Compensation

Grants Under the LTIP

Equity incentive awards are granted pursuant to the LTIP, an equity-based incentive plan, which was approved by the Company's stockholders effective May 8, 2011 (and reapproved by stockholders at the May 11, 2016 stockholders' meeting). The LTIP encourages the Named Executive Officers, non-employee Board members and senior management of the Company and its subsidiaries to have common stock ownership in the Company and further aligns the interests of the Named Executive Officers, Board members and senior management with those of stockholders. The Compensation Committee is authorized to make grants of stock options, stock appreciation rights, restricted stock or performance stock under the LTIP.

The Compensation Committee may also make grants at varying times of the year, generally in connection with new employment arrangements or promotions. The CEO will make recommendations to the Compensation Committee regarding award levels for executive officers. The Compensation Committee has made such awards without regard to the release of the Company's financial results for the year or the release of any other material non-public information.

2019 Equity Incentive Awards to Named Executive Officers

In 2019, the Company granted performance-based and time-based restricted stock awards to Messrs. FitzGerald, Brewer, Lindsay and Mittelman. The performance-based component of the award provides that a portion of the award, up to the maximum number of shares subject to the award, would be earned at the end of a three year performance period based on the achievement of specified cumulative increases in EBITDA and EPS. There is also the opportunity to earn a remaining portion of the award in up to 1/3 increments at the end of each of the 2019, 2020 and 2021 fiscal years based on annual EBITDA and EPS targets. The three-year performance period for the 2019 award began on December 30, 2019 and ends on January 1, 2022. The time-based component is scheduled to vest in 1/3 increments on each of March 10, 2020, March 10, 2021 and March 10, 2022, subject to continued employment on each such date.

Three Year Performance Period for 2019-2021

For fiscal year 2019, the Compensation Committee determined to award the Named Executive Officers performance-based restricted shares issued on August 9, 2019, that are eligible for vesting, assuming cumulative EPS and EBITDA growth goals are achieved for the three year period for fiscal years 2019, 2020 and 2021. The Compensation Committee has determined that EBITDA and EPS are the most appropriate financial performance metrics to measure Company performance, which are the same metrics used for shorter term performance awards. The same metrics were utilized because the Compensation Committee believes aligning incentives between short-term and long-term incentive compensation discourages short-term risk taking at the expense of the long-term health of the Company's strategic growth. The aggregate maximum number of performance-vesting restricted shares awards eligible to vest over the three year performance period equals: 75,000 for Mr. FitzGerald, 16,667 for Mr. Mittelman, 37,500 for Mr. Brewer and 16,667 for Mr. Lindsay. The following chart illustrates the percentage of awarded shares that are eligible to vest at various levels of cumulative EBITDA and cumulative EPS achievement over the three-year performance period ending January 1, 2022:

	3 Year Compounded EBITDA Target
3 Year Compounded EBITDA Growth	16.6% (threshold)	36.4% (target)	87.4% (max)

16.6% (threshold)	25.0%	62.5%	137.5%
36.4% (target)	62.5%	100%	175%
87.4% (max)	137.5%	175%	250%

The portion of the grants subject to time-based vesting that were awarded on August 9, 2019 to each of Messrs. FitzGerald, Mittelman, Brewer and Lindsay equals 15,000, 3,333, 7,500 and 3,333 respectively. These awards are scheduled to vest in three equal installments of 5,000, 1,111, 2,500, and 1,111, respectively, on each of March 10, 2020, March 10, 2021, and March 10, 2022, subject to the Named Executive Officer's continued employment on each such vesting date.

One Year Performance Period for 2019

One-third of the performance-based restricted shares that were granted to our Named Executive Officers in 2019 were eligible for vesting based upon the performance of the Company in fiscal year 2019. Target performance was based on achievement of 10% growth in EPS and 10% growth in EBITDA in fiscal year 2019.

As a result of fiscal year 2019 performance, performance-based restricted shares for the 2019 fiscal year vested slightly above target and resulted in the issuance of the following shares under the LTIP: 10,225 to Mr. FitzGerald, 2,272 to Mr. Mittelman, 5,113 to Mr. Brewer and 2,272 to Mr. Lindsay.

The following chart specifies the percentage of granted performance-based shares (relative to target) that could have been earned at various levels of EBITDA and EPS growth achieved over the one-year performance period ended December 28, 2019, for Messrs. FitzGerald, Mittelman, Brewer and Lindsay:

	2019 EPS Growth
2019 EBITDA Growth	0.0%	5.0% (threshold)	7.5%	10.0% (target)	15.0%	20.0% (max)

0.0%	0%	12.5%	31.25%	50%	87.5%	125%
5.0% (threshold)	12.5%	25%	43.75%	62.5%	100%	137.5%
7.5%	31.25%	43.75%	62.5%	81.25%	118.75%	156.25%
10.0% (target)	50%	62.5%	81.25%	100%	137.5%	175%
15.0%	87.5%	100%	118.75%	137.5%	175%	212.5%
20.0%(max)	125%	137.5%	156.25%	175%	212.5%	250%

The number of time-based restricted shares issued under the LTIP that were granted during the 2019 fiscal year to Messrs. FitzGerald, Mittelman, Brewer and Lindsay that vested on March 10, 2020 based on continued employment equaled 5,000 for Mr. FitzGerald, 1,111 for Mr. Mittelman, 2,500 for Mr. Brewer and 1,111 for Mr. Lindsay. All shares that vested in 2020 based upon 2019 performance or time-based vesting in March 2020 are restricted from sale for an additional two years. This restriction feature creates long-term alignment with our stockholders and satisfies our retention objectives.

COVID-19 Compensation Related Decisions

Effective April 10, 2020, in light of the disruption and uncertainty created by the global coronavirus (COVID-19) pandemic and its anticipated impact on our operations, all of our Named Executive Officers have waived their base salaries, or a portion thereof, for the remainder of 2020. In exchange for such waiver of salary, each Named Executive Officer will receive that number of shares of our stock having a value equal to their foregone salary (determined based on the closing price of our stock on April 9, 2020), which shall be payable December 28, 2020, contingent upon their continued employment through such date. Each of Messrs. FitzGerald and Brewer fully waived their remaining 2020 base salaries in exchange for a commensurate stock grant. Messrs. Mittelman and Lindsay each waived 50 percent of their remaining 2020 base salaries in exchange for a commensurate stock grant.

In addition, for the 2019 annual cash-based incentive compensation under the VCIP, we determined to pay such amounts in shares of stock instead of cash. The number of shares awarded was determined by dividing the aggregate value of the bonus payable for 2019 performance by the closing price of our stock on March 25, 2020.

In addition, effective April 10, 2020, each nonemployee director of the Board has waived the right to receive 50% of the remainder of his or her 2020 annual board fees.

Stock Ownership Guidelines

The Company has guidelines for the Named Executive Officers employed at the Company at the end of the fiscal year and senior executives to maintain a minimum multiple of base salary in the form of Common Stock ownership. Unexercised stock options are not considered in calculating the stock ownership requirement. The base salary multiples are set by the Compensation Committee and are set at levels consistent with the individual's level of responsibility within the Company. If a participant in the Company's annual performance-based incentive plans meets or exceeds their stock ownership requirement, then they are eligible to receive 100% of their annual bonus in cash. If a participant does not meet the applicable stock ownership requirement, then a maximum of one-third of his or her annual bonus will be used to purchase Common Stock on the participant's behalf. This policy will continue under all annual performance-based incentive plans maintained by the Company.

As of December 28, 2019, all of our Named Executive Officers subject to our stock ownership guidelines on such date exceed the minimum stock ownership requirements, as set forth below:

Named Executive Officer	Stock Ownership Guideline (multiple of base salary)	Stock Ownership Guideline (shares)	Actual Stock Ownership (shares)
Timothy J. FitzGerald	6 × base salary	53,313	344,231
Bryan E. Mittelman	2 × base salary	3,873	24,594
David Brewer	2 × base salary	7,746	92,890
Martin M. Lindsay	2 × base salary	3,190	85,137

Post-Employment Benefits

Other than in connection with Mr. Bassoul's retirement from the Company, the Company provides very limited post-employment benefits as described under "Potential Payments Upon Termination or Change in Control". The Company does not currently anticipate providing future benefits of the same nature as were provided to Mr. Bassoul.

Limited Perquisites

The Named Executive Officers and senior executives of the Company are offered limited perquisites. No automobile allowances, club memberships or other professional fee reimbursements are made available to any of the Named Executive Officers.

Employment Agreements

To attract and retain highly skilled executives and to provide for certainty regarding rights and obligations, the Company has historically provided employment agreements to certain of its executive officers. The Compensation Committee believes that its employment agreements are crucial to the success of the Company in retaining the services of Mr. FitzGerald, our CEO as of February 16, 2019, and Mr. Brewer, our COO as of February 16, 2019. The Company's employment agreement with Mr. FitzGerald, entered into on March 21, 2013, and amended on February 19, 2018, provides for an employment term ending on December 31, 2020. The Company's employment agreement with Mr. Brewer, entered into on February 19, 2018, provides for an employment term through December 31, 2020. On February 16, 2019, in connection with his retirement, the Company and MM entered into the Retirement and Consulting Agreement with Mr. Bassoul.

Accounting and Tax Implications of Executive Compensation

Section 162(m) of the Code places a limit of $1,000,000 per year on the amount of compensation paid to certain of our executive officers that the Company may deduct for federal income tax purposes. An exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements was repealed beginning in 2018, as described below.

The Tax Cuts and Jobs Act of 2017, enacted on December 22, 2017, substantially modifies Section 162(m) of the Code by, among other things, eliminating the performance-based exception to the $1,000,000 deduction limit, effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to our Named Executive Officers in excess of $1,000,000 generally became nondeductible, whether or not it is performance-based. The Compensation Committee will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible. The Tax Cuts and Jobs Act of 2017 also includes a transition rule under which the changes to Section 162(m) of the Code described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, and is not subsequently materially modified. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of the transition rule.

Risk Assessment Regarding Company Compensation Program

In connection with the Company's adoption of performance-based compensation for its employees, an important objective of the Compensation Committee was ensuring that none of the policies and practices would pose excessive risks. The Compensation Committee, together with the Chairperson of the Audit Committee and executive management, has considered the risks arising from the Company's compensation policies and practices for its employees and has concluded that the compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

The current executive compensation program includes several "risk mitigating" elements, such as stock ownership requirements for the CEO and executive officers, the inclusion of time-based components to the total compensation mix, and the use of multiple performance metrics in incentive plans along with limitations on the payouts that can be earned through the incentive plans.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company's management. Based on this review and discussion, the Compensation Committee recommends to the Company's Board that the CD&A be included in these proxy materials.

The Compensation Committee: John R. Miller III, Chairman, Gordon O'Brien and Sarah Palisi Chapin

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2019

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities received by the following persons who are were collectively referred to as the Company's "Named Executive Officers" for fiscal year 2019: (i) the Chief Executive Officer of the Company; (ii) the Chief Financial Officer of the Company; (iii) two other executive officers of the Company (other than the Chief Executive Officer and the Chief Financial Officer); and (iv) the former Chief Executive Officer of the Company through February 2019, in respect of fiscal years 2019, 2018 and 2017, respectively, for the years during which they were a Named Executive Officer.(1)

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)(2)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(13)	All Other Compensation ($)		Total ($)
Timothy J. FitzGerald	2019	975,000		—	5,057,550		—	1,149,688	—	15,945	(6)	7,198,183
Chief Executive Officer(4)	2018	850,000		850,000	1,850,000	(5)	—	—	—	11,555		3,561,555
	2017	575,000		—	—		—	—	—	11,725		586,725
Bryan E. Mittelman	2019	425,000		—	1,123,900			358,417		8,363	(8)	1,915,680
Chief Financial Officer(7)	2018	—		—	—		—	—	—	—		—
	2017	—		—	—		—	—	—	—		—
David Brewer	2019	850,000		—	2,528,775		—	1,002,292	—	13,759	(10)	4,394,829
Executive Vice President and	2018	750,000		750,000	—		—	—	—	12,507		1,512,507
Chief Operating Officer(9)	2017	600,000		—	—		—	—	—	15,392		615,392
Martin M. Lindsay	2019	350,000		—	1,123,900		—	295,167	—	7,081	(12)	1,776,148
Vice President, Treasurer and	2018	220,000		550,000	—		—	—	—	8,205		778,205
Secretary(11)	2017	220,000		—	—		—	—	—	8,605		228,605
Selim A. Bassoul	2019	259,615	(14)	—	—		—	—	967,051	8,007,481	(15)	9,234,147
Former Chairman of the Board,	2018	1,500,000		—	—		—	—	—	45,067		1,545,067
President and Chief	2017	1,000,000		—	—		—	—	—	59,570		1,059,570
Executive Officer

(1)
2019 CEO and Other Named Executive Officers Realized Compensation Comparison:

The charts below illustrate the compensation actually realized by our CEO and other Named Executive Officers with respect to the 2019 fiscal year, relative to the compensation disclosures that are reflected in the Summary Compensation Table as required by applicable SEC rules (either with respect to the fiscal year 2019 or any prior fiscal years).

2019 CEO Compensation Comparison

	Summary Compensation Table	Realized Pay	Realized Pay Percentage Relative to SCT
Base Salary	$975,000	$975,000	100.00%
Non-Equity Incentive Plan Compensation	$1,149,688	$1,149,688	100.00%
Stock Award	$5,057,550	$1,608,797	31.81%
All Other Compensation	$15,945	$15,945	100.00%
Total	$7,198,183	$3,749,430	52.09%

  2019 Other NEOs Compensation Comparison (Average)

	Summary Compensation Table	Realized Pay	Realized Pay Percentage Relative to SCT
Base Salary	$541,667	$541,667	100.00%
Non-Equity Incentive Plan Compensation	$551,959	$551,959	100.00%
Stock Award	$1,592,192	$565,702	35.53%
All Other Compensation	$9,734	$9,734	100.00%
Total	$2,695,551	$1,669,061	61.92%

  The amount of compensation that our CEO and other Named Executive Officers realized with respect to stock awards in the 2019 fiscal year was only 31.8% and 35.5%, respectively, of the value disclosed in the Summary Compensation Table for 2019. Our CEO's and other Named Executive Officers' total realized compensation for 2019 was about 52% and 62%, respectively, of the value disclosed in the Summary Compensation Table for 2019. The reason for this difference is because the amount reflected in the Summary Compensation Table, as required by the SEC, includes a valuation of the 3-year long-term incentive award, including future potential share vesting in fiscal years 2020 and 2021 assuming the performance targets are also met in those future periods.

  The realized pay values are comprised of Base Salary received in 2019; Non-Equity Incentive Plan Compensation for 2019, paid in the first quarter of 2020; Stock Awards which is the dollar value of restricted stock that vested in the first quarter of 2020 based on 2019 Company performance; and All Other Compensation which is unchanged from the Summary Compensation Table.

  The only compensation realized by the Named Executive Officers in 2019 that would have been reportable at 100% on the Summary Compensation Table in a fiscal year prior to 2019 is with respect to 1,250 time-based restricted shares granted to Mr. Mittelman on July 16, 2018, of which 1,250 shares vested on July 16, 2019. This 2018 grant is included in 2019 realized pay above.

(2)
The amounts reported in the "Stock Awards" column of the table reflect the fair value on the grant date of equity awards granted to certain of our Named Executive Officers determined in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718, excluding the effect of estimated forfeitures. The valuation assumptions used in determining 2019 amounts are described in Note 3(o) and Note 3(r) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. The reported values with respect to the portion of the awards that are performance-based stock awards granted during 2019 are based upon the maximum possible level of achievement, which would be $10,115,100 for Mr. FitzGerald, $5,057,550 for Mr. Brewer, and $2,247,800 for each of Messrs. Lindsay and Mittelman.

(3)
Amounts earned under the VCIP were paid in stock due to the impact of COVID-19 on the Company's business. The number of shares issued was determined by dividing the amount shown in the column above for each Named Executive Officer by the closing price of a share of our common stock on March 25, 2020.

(4)
Mr. FitzGerald was appointed Chief Executive Officer of the Company, effective as of February 16, 2019.

(5)
This amount represents a stock grant equal to $1,850,000 that vested on April 11, 2019. These shares awarded to Mr. FitzGerald were fully vested at the time of grant, but Mr. FitzGerald has contractually agreed not to sell any of such shares for a period of two years following the grant date, subject to certain exceptions.

(6)
All other compensation amounts in 2019 for Mr. FitzGerald include a $1,375 Company contribution to a health savings account, $2,070 in Company paid life insurance premiums, and a 401(k) Company matching contribution of $12,500.

(7)
Mr. Mittelman was appointed Chief Financial Officer, effective as of February 16, 2019. As Mr. Mittelman was not a Named Executive Officer in 2018 or 2017, in accordance with SEC disclosure requirements, Mr. Mittelman's compensation disclosure is provided only for the year in which he was a Named Executive Officer.

(8)
All other compensation amounts in 2019 for Mr. Mittelman include a $1,375 Company contribution to a health savings account, $1,142 in Company paid life insurance premiums and a 401(k) Company matching contribution of $5,846.

(9)
Mr. Brewer was appointed Executive Vice President and Chief Operating Officer of the Company, effective as of February 16, 2019.

(10)
All other compensation amounts in 2019 for Mr. Brewer include a $1,375 Company contribution to a health savings account, $5,940 in Company paid life insurance premiums and a 401(k) Company matching contribution of $6,442.

(11)
Mr. Lindsay was appointed Vice President, Treasurer and Secretary of the Company, effective as of February 16, 2019.

(12)
All other compensation amounts in 2019 for Mr. Lindsay include a $1,375 Company contribution to a health savings account, $2,322 in Company paid life insurance premiums and a 401(k) Company matching contribution of $3,384.

(13)
The amount shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflects the aggregate change in the actuarial present value of Mr. Bassoul's benefit under the nonqualified defined benefit pension plan set forth in his employment agreement. Mr. Bassoul received an aggregate of $619,529 under this plan in 2019.

(14)
Mr. Bassoul's base salary is prorated for 2019 through his retirement date of February 16, 2019.

(15)
All other compensation amounts in 2019 for Mr. Bassoul include an $8,000,000 payment pursuant to the terms of the Retirement and Consulting that was made in a lump sum on March 1, 2019. It also includes a $1,375 Company contribution to a health savings account, $913.84 in Company paid life insurance premiums, and a 401(k) Company matching contribution of $5,192.

Employment Agreements with Named Executive Officers

The Company and MM have entered into employment agreements with each of Mr. FitzGerald and Mr. Brewer as of the end of fiscal year 2019.

Timothy J. FitzGerald

The Company and MM entered into an amended and restated employment agreement with Mr. FitzGerald, at the time the Company's Vice President and Chief Financial Officer, effective on March 21, 2013, which the parties amended on February 19, 2018. Mr. FitzGerald's employment agreement has a term ending on December 31, 2020, unless Mr. FitzGerald's employment is earlier terminated under the terms of the employment agreement. Under the agreement, Mr. FitzGerald receives an annual base salary, which is currently $975,000 and he is eligible to participate in and earn an annual bonus under the management incentive programs adopted by the Company from time to time, subject to the terms and conditions of such programs, based on Mr. FitzGerald's achievement of performance targets established in the sole discretion of the Company. As discussed above, Mr. FitzGerald was appointed Chief Executive Officer of the Company and a member of the Board, effective as of February 16, 2019, but Mr. FitzGerald's employment agreement has not yet been amended to reflect such appointment.

The terms of the employment agreement relating to the termination of Mr. FitzGerald's employment are discussed below under the heading "Potential Payments Upon Termination or Change in Control."

David Brewer

The Company and MM entered into an employment agreement with Mr. Brewer on February 19, 2018. The agreement provides, among other things, for Mr. Brewer to serve as Chief Operating Officer, Commercial Foodservice Equipment Group, for a term ending on December 31, 2020. Under the agreement, Mr. Brewer receives an annual base salary, which is currently $850,000 and is eligible to participate in the VCIP. As discussed above, Mr. Brewer was appointed Executive Vice President and Chief Operating Officer of the Company, effective as of February 16, 2019, but Mr. Brewer's employment agreement has not yet been amended to reflect such appointment.

The terms of the employment agreement relating to the termination of Mr. Brewer's employment are discussed below, under the heading "Potential Payments Upon Termination or Change in Control."

Selim A. Bassoul

The Company and MM entered into an employment agreement with Mr. Bassoul on January 25, 2013, which the parties amended on February 19, 2018. As amended, the agreement provided, among other things, for Mr. Bassoul to serve as President, Chief Executive Officer and Chairman of the Board of the Company for a term ending on December 31, 2020. Under the agreement, Mr. Bassoul received an annual base salary of $1,500,000 and was eligible to participate in the VCIP. Mr. Bassoul's employment agreement also provided for a lifetime nonqualified retirement benefit, which is described under the heading "Pension Benefits for Fiscal Year 2019," and continued participation, including for any of his dependents, in health and medical plans and programs which the Company and MM maintain for their senior executives and their dependents for life upon retirement. The terms of the applicable agreements relating to the termination of Mr. Bassoul's employment are discussed below, under the heading "Potential Payments Upon Termination or Change in Control."

Effective February 16, 2019, Mr. Bassoul retired from the Company pursuant to the Retirement and Consulting Agreement.

Grants of Plan-Based Awards in Fiscal Year 2019

The following table sets forth information concerning cash incentive opportunities and grants of performance restricted stock made to the Named Executive Officers during the 2019 fiscal year. The grant date set forth below is the date that the Board granted the award.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)					Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Timothy J. FitzGerald	(4)	365,625	568,750	975,000	—	—	—	—	—	—
	(5)	365,625	568,750	975,000	—	—	—	—	—	—
	08/09/19	—	—	—	22,500	45,000	90,000	—		5,057,550

Bryan E. Mittelman	(4)	100,000	166,667	300,000	—	—	—	—	—	—
	(5)	100,000	166,667	300,000	—	—	—	—	—	—
	08/09/19	—	—	—	5,000	10,000	20,000	—		1,123,900

David Brewer	(4)	318,750	495,833	850,000	—	—	—	—	—	—
	(5)	318,750	495,833	850,000	—	—	—	—	—	—
	08/09/19	—	—	—	11,250	22,500	45,000	—		2,528,775

Martin M. Lindsay	(4)	87,500	145,833	262,500	—	—	—	—	—	—
	(5)	87,500	145,833	262,500	—	—	—	—	—	—
	08/09/19	—	—	—	5,000	10,000	20,000	—		1,123,900

Selim A. Bassoul		—	—	—	—	—	—	—	—	—

(1)
This column represents the annual cash bonus award opportunities for each Named Executive Officer under the VCIP for fiscal year 2019. Due to the impact of COVID-19 on the Company's business, payments under the VCIP were made in stock instead of cash. The number of shares issued was determined by dividing the amount shown in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table for each Named Executive Officer by the closing price of a share of our common stock on March 25, 2020. The number of shares issued to each of Messrs. FitzGerald, Mittelman, Brewer and Lindsay were 20,644; 6,435; 17,997 and 5,300, respectively.

(2)
This column represents the performance-based and time-based restricted stock awards granted during 2019. Amounts shown in the "threshold" column represent the total number of performance-based and time-based restricted shares that could be earned upon achievement of the performance criteria at the threshold level and continued employment through the applicable vesting dates. Amounts shown in the "target" column represent the number of performance-based and time-based restricted shares that could be earned upon achievement of the performance criteria at the target level and continued employment through the applicable vesting dates. Amounts shown in the "maximum" column represent the maximum number of performance-based and time-based restricted shares that could be earned upon achievement of the performance criteria at the maximum level and continued employment through the applicable vesting dates. For additional detail regarding the performance-based restricted stock awards, see the "The Elements of the Company's Compensation Program—Equity Incentive Awards" section of the Compensation Discussion and Analysis.

(3)
Represents the fair value on the grant date of equity awards granted to certain of our Named Executive Officers, consistent with the estimate of the aggregate compensation cost to be recognized over the applicable service period determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the performance-based restricted stock awards granted to our Named Executive Officers, the grant date fair value is determined based upon the probable achievement of the performance goals under such awards determined as of the grant date. The valuation assumptions used in determining 2019 amounts are described in Note 3(o) and Note 3(r) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019. Under relevant SEC rules, we are also required to report the fair value on the grant date of the performance-based and time-based stock awards granted to our Named Executive Officers during 2019, based upon the maximum possible level of achievement under such awards, which would be $10,115,100 for Mr. FitzGerald, $2,247,800 for Mr. Mittelman, $5,057,550 for Mr. Brewer, and $2,247,800 for Mr. Lindsay. The closing trading value of our Common Stock was $112.39 per share on August 9, 2019.

(4)
Award granted pursuant to the VCIP utilizing EPS performance metrics. The target metric requires EPS growth of 10% and the maximum metric requires EPS growth of 20%. EPS is defined as actual fiscal year 2019 EPS, excluding any unusual charges related to acquisitions or restructuring, reported by the Company on a diluted basis.

(5)
Award granted pursuant to the VCIP utilizing EBITDA performance metrics. The target metric requires EBITDA growth of 10% and the maximum metric requires EBITDA growth of 20%. EBITDA is defined as earnings before interest, taxes, depreciation and amortization and is non-GAAP measure. Please refer to the Income Statement Data in "Item 6—Selected Financial Data" of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019.

Outstanding Equity Awards at 2019 Fiscal Year End

The following table sets forth certain information concerning outstanding stock awards held by each of the Named Executive Officers under the LTIP at the end of the 2019 fiscal year.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Timothy J. FitzGerald	—	—	—	—	—	—	—	90,000	(2)	9,875,700
Bryan E. Mittelman						—	—	23,750	(3)	2,606,088
David Brewer	—	—	—	—	—	—	—	45,000	(4)	4,937,850
Martin M. Lindsay	—	—	—	—	—	—	—	20,000	(5)	2,194,600
Selim A. Bassoul	—	—	—	—	—	—	—	—		—

(1)
Market value is calculated based on the closing price of our Common Stock on December 27, 2019, the last trading day of our 2019 fiscal year, of $109.73 per share.

(2)
On August 9, 2019, Mr. FitzGerald was awarded (i) 30,000 target number of performance-based shares of restricted stock which included potential for a maximum vesting of 75,000 shares of performance-based restricted stock, and (ii) 15,000 time-based shares of restricted stock. The performance-based component of the award provides that a portion of the award, up to the maximum number of shares subject to the award, would be earned at the end of a three year performance period based on the achievement of specified cumulative increases in EBITDA and EPS. There is also the opportunity to earn a remaining portion of the award in up to 1/3 increments at the end of each of the 2019, 2020 and 2021 fiscal years based on annual EBITDA and EPS targets. The three-year performance period of the award is December 30, 2019 to January 1, 2022. The time-based component is scheduled to vest in 1/3 increments on each of March 10, 2020, March 10, 2021 and March 10, 2022. On February 24, 2020, the Compensation Committee determined that a total of 10,225 performance-based shares were earned by Mr. FitzGerald, effective March 2, 2020, based on actual 2019 performance. 5,000 shares of time-based restricted stock vested on March 10, 2020.

(3)
On August 9, 2019, Mr. Mittelman was awarded (i) 6,667 target number of performance-based shares of restricted stock which included potential for a maximum vesting of 16,667 shares of performance-based restricted stock, and (ii) 3,333 time-based shares of restricted stock. The performance-based component of the award provides that a portion of the award, up to the maximum number of shares subject to the award, would be earned at the end of a three year performance period based on the achievement of specified cumulative increases in EBITDA and EPS. There is also the opportunity to earn a remaining portion of the award in up to 1/3 increments at the end of each of the 2019, 2020 and 2021 fiscal years based on annual EBITDA and EPS targets. The three-year performance period of the award is December 30, 2019 to January 1, 2022. The time-based component is scheduled to vest in 1/3 increments on each of March 10, 2020, March 10, 2021 and March 10, 2022. On February 24, 2020, the Compensation Committee determined that a total of 2,272 performance-based shares were earned by Mr. Mittelman, effective March 2, 2020, based on actual 2019 performance. 1,111 shares of time-based restricted stock vested on March 10, 2020. On July 16, 2018, Mr. Mittelman was awarded 5,000 time-based shares of restricted stock, of which 3,750 shares remained unvested as of the end of the 2019 fiscal year.

(4)
On August 9, 2019, Mr. Brewer was awarded (i) 15,000 target number of performance-based shares of restricted stock which included potential for a maximum vesting of 37,500 shares of performance-based restricted stock, and (ii) 7,500 time-based shares of restricted stock. The performance-based component of the award provides that a portion of the award, up to the maximum number of shares subject to the award, would be earned at the end of a three year performance period based on the achievement of specified cumulative increases in EBITDA and EPS. There is also the opportunity to earn a remaining portion of the award in up to 1/3 increments at the end of each of the 2019, 2020 and 2021 fiscal years based on annual EBITDA and EPS targets. The three-year performance period of the award is December 30, 2019 to January 1, 2022. The time-based component is scheduled to vest in 1/3 increments on each of March 10, 2020, March 10, 2021 and March 10, 2022. On February 24, 2020, the Compensation Committee determined that a total of 5,113 performance-based shares were earned by Mr. Brewer, effective March 2, 2020, based on actual 2019 performance. 2,500 shares of time-based restricted stock vested on March 10, 2020.

(5)
On August 9, 2019, Mr. Lindsay was awarded (i) 6,667 target number of performance-based shares of restricted stock which included potential for a maximum vesting of 16,667 shares of performance-based restricted stock, and (ii) 3,333 time-based shares of restricted stock. The performance-based component of the award provides that a portion of the award, up to the maximum number of shares subject to the award, would be earned at the end of a three year performance period based on the achievement of specified cumulative increases in EBITDA and EPS. There is also the opportunity to earn a remaining portion of the award in up to 1/3 increments at the end of each of the 2019, 2020 and 2021 fiscal years based on annual EBITDA and EPS targets. The three-year performance period of the award is December 30, 2019 to January 1, 2022. The time-based component is scheduled to vest in 1/3 increments on each of March 10, 2020, March 10, 2021 and March 10, 2022. On February 24, 2020, the Compensation Committee determined that a total of 2,272 performance-based shares were earned by Mr. Lindsay, effective March 2, 2020, based on actual 2019 performance. 1,111 shares of time-based restricted stock vested on March 10, 2020.

Stock Vested for Fiscal Year 2019

The following table sets forth the aggregate amounts received or realized in connection with the vesting of stock awards under the LTIP during the 2019 fiscal year by each of the Named Executive Officers. There were no stock option exercises by the Named Executive Officers during the 2019 fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Timothy J. FitzGerald	13,724	(1)	$1,850,000
Bryan E. Mittelman	1,250	(2)	$177,700
David Brewer	14,356	(3)	$1,704,200
Martin M. Lindsay	6,153	(4)	$730,422
Selim A. Bassoul	—		—

(1)
Represents restricted shares that vested on April 11, 2019 for 2018 performance. In addition, Mr. FitzGerald was granted 60,923 shares on July 16, 2018, none of which vested and they were subsequently forfeited.

(2)
Represents restricted shares that vested on July 16, 2019, based on continued employment.

(3)
Represents restricted shares that vested on February 25, 2019, related to 17,500 shares granted on March 17, 2016.

(4)
Represents restricted shares that vested on February 25, 2019, related to 7,500 shares granted on March 17, 2016.

Pension Benefits for Fiscal Year 2019

The following table sets forth information as of December 28, 2019, concerning nonqualified supplemental defined benefits for Mr. Bassoul, who is the only Named Executive Officer entitled to such benefits. Upon Mr. Bassoul's retirement at age 63 on February 16, 2019, he became entitled to the nonqualified defined benefit pension benefit set forth in his employment agreement, which benefits are equal to one-twelfth of 75% of $1,000,000, or $62,500 per month, payable for the remainder of his life. In addition, following Mr. Bassoul's retirement, he and his dependents are generally entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their dependents for life, subject to any Medicare coverage being the primary coverage.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Selim A. Bassoul	Chairman's Retirement Plan	14	11,449,512	(2)	619,529
Selim A. Bassoul	Chairman's Retirement Medical Plan(3)	14	743,395	(4)	—

(1)
Reflects years of credited service since the inception of the respective plans. The number of years of credited service for purposes of the plans is less than Mr. Bassoul's years of service with the Company and there is no benefit augmentation as a result.

(2)
The present value of accumulated pension benefits assumes a retirement age of 64, a discount rate of 3.02%, an annual base salary at retirement of $1,000,000, and a length of pension payout consistent with applicable mortality tables.

(3)
Mr. Bassoul and his dependents are entitled to continue to participate in all health and medical plans and programs maintained by the Company for its senior executives and their dependents for life, subject to any Medicare coverage being the primary coverage.

(4)
The present value of accumulated post-retirement medical benefits due to Mr. Bassoul assumes a retirement age of 64, a discount rate of 3.02%, and a length of benefit period consistent with applicable mortality tables.

Potential Payments Upon Termination or Change in Control

Under Employment Agreements

Timothy J. FitzGerald

During the term of Mr. FitzGerald's employment agreement, as described above under the heading "Employment Agreements with Named Executive Officers," Mr. FitzGerald's employment may be terminated by the Employer (defined as the Company and MM) or by Mr. FitzGerald at any time, or by the death of Mr. FitzGerald.

In the event that Mr. FitzGerald's employment is terminated by the Company for reasons other than "cause" (as defined in the employment agreement), or by Mr. FitzGerald due to a material diminution of his duties, or due to his death or disability, Mr. FitzGerald's employment agreement provides that a pro rata share of the incentive compensation under the VCIP that would otherwise have been payable to him had he remained employed by the Company until the last day of the fiscal year will be paid to Mr. FitzGerald following the conclusion of the fiscal year based on actual performance. In addition, the employment agreement provides that if the Company terminates Mr. FitzGerald's employment without cause, or if Mr. FitzGerald terminates his employment due to a material diminution of his duties, Mr. FitzGerald will be entitled to a lump sum payment equal to three times the sum of (i) his annual base salary for the full calendar year immediately prior to the date of termination and (ii) an amount equal to the greater of (x) the amount of his annual bonus paid under the VCIP (as such plan may be renewed from time to time) with respect to the full calendar year immediately prior to the year of termination and (y) the average of his annual bonuses paid under the VCIP for each of the three calendar years immediately prior to the year of termination.

In the event that any amount payable to Mr. FitzGerald is deemed under the Code to be made in connection with a change in control of the Company and would result in imposition of the Excise Tax, the employment agreement provides that Mr. FitzGerald's payments will be reduced to an amount that would not result in the imposition of the Excise Tax, to the extent such reduction would result in a greater after-tax benefit to Mr. FitzGerald.

On February 16, 2019, the Board promoted Mr. FitzGerald to the position of CEO and director.

David Brewer

During the term of Mr. Brewer's employment agreement, as described above under the heading "Employment Agreements with Named Executive Officers," Mr. Brewer's employment may be terminated by the Employer (defined as the Company and MM) or by Mr. Brewer at any time, or by the death of Mr. Brewer.

In the event that Mr. Brewer's employment is terminated by the Company for reasons other than "cause" (as defined in the employment agreement), or by Mr. Brewer due to a material diminution of his duties, or due to his death or disability, Mr. Brewer's employment agreement provides that a pro rata share of the incentive compensation under the VCIP that would otherwise have been payable to him had he remained employed by the Company until the last day of the fiscal year will be paid to Mr. Brewer following the conclusion of the fiscal year based on actual performance. In addition, the employment agreement provides that if the Company terminates Mr. Brewer's employment without cause, or if Mr. Brewer terminates his employment due to a material diminution of his duties, Mr. Brewer will be entitled to a lump sum payment equal to two times his annual base salary for the full calendar year immediately prior to the date of termination.

In the event that any amount payable to Mr. Brewer is deemed under the Code to be made in connection with a change in control of the Company and would result in imposition of the Excise Tax, the employment agreement provides that Mr. Brewer's payments will be reduced to an amount that would not result in the imposition of the Excise Tax, to the extent such reduction would result in a greater after-tax benefit to Mr. Brewer.

On February 16, 2019, the Board promoted Mr. Brewer to the position of Executive Vice President and COO.

Selim Bassoul

Effective February 16, 2019, Mr. Bassoul retired from the Company and in connection with such retirement, the Company and MM entered into a retirement and consulting agreement with Mr. Bassoul (the "Retirement and Consulting Agreement"). Under this agreement, Mr. Bassoul will help effectuate an orderly transition of the CEO's duties and responsibilities to Mr. FitzGerald, and provide such other advisory services as requested by the Board until February 16, 2021. Mr. Bassoul also agreed to certain restrictive covenants, including a two-year non-competition and employee and customer non-solicitation agreement, among others. The Retirement and Consulting Agreement entitles Mr. Bassoul to an aggregate payment of $10 million, of which $8 million was paid in a lump sum on March 1, 2019, and $2 million will be paid over the remainder of the two-year term, subject to his continued compliance with the restrictive covenants. In addition, Mr. Bassoul commenced to receive payment of the lifetime supplemental retirement benefit and continued lifetime participation in the Company's health and medical plans maintained for its senior executives, in each case, pursuant to the terms of his prior employment agreement with the Company.

Under Equity Incentive Plans

In the event of a termination of employment by the Company other than for cause with respect to Messrs. FitzGerald, Mittelman, Brewer and Lindsay, or resignation due to a diminution of duties with respect to Messrs. FitzGerald and Brewer, the time-based component of any outstanding share awards would immediately vest in that number of time-based restricted shares that were granted, multiplied by a fraction, the numerator of which is the number of days the Named Executive Officer was employed from the date the award was granted to the date of such termination, and the denominator of which is 1,169, less the number of shares of time-based restricted stock that vested prior to the date of such termination, if any. Further, the performance share award will immediately vest in that number of shares that would have vested based on actual performance measured as of the end of the fiscal year in which the date of such termination occurs (and extrapolated to the end of the performance period, taking into account the length of the shortened performance period in comparison to the original performance period), pro-rated for the number of days the executive officer worked through the date of termination. Any remaining shares that do not vest in accordance with the preceding sentence would be forfeited. In the event of a "change in control" (as defined in the performance share award agreement), all of the time-based shares, to the extent not then-vested, would immediately vest as of the date of such change of control, and the performance share award would immediately vest in the greater of (i) the target number of shares or (ii) the number of shares that would have vested based on actual performance measured immediately prior to the date of the change of control (and extrapolated to the end of the performance period, taking into account the length of the shortened performance period in comparison to the original one or three year period). Any remaining shares that do not vest in accordance with the preceding sentence would be forfeited.

Quantification

The tables below illustrate the potential payments to each Named Executive Officer under each of the circumstances discussed above. The tables assume that the terminations or change in control, as applicable, took place on December 28, 2019, the last day of our 2019 fiscal year and are based on the applicable executive's current employment terms and the closing value of our Common Stock on December 27, 2019, the last trading day of our 2019 fiscal year, was $109.73 per share.

Name	Type of Payment	Involuntary Termination Without Cause		Voluntary Termination due to Material Diminution of Duties	Change in Control
Timothy J. FitzGerald	Cash Severance	$6,199,688		$6,199,688	$6,199,688

	Accelerated Vesting of Restricted Stock	$1,637,317	(1)	$1,637,317	$4,937,850	(1)

	Total	$7,837,005		$7,837,005	$11,137,538

Bryan E. Mittelman	Cash Severance	$—		$—	$358,417

	Accelerated Vesting of Restricted Stock	$363,812	(2)	$—	$1,097,190	(2)

	Total	$363,812		$—	$1,455,607

David Brewer	Cash Severance	$2,502,292		$2,502,292	$2,502,292

	Accelerated Vesting of Restricted Stock	$818,713	(3)	$818,713	$2,468,925	(3)

	Total	$3,321,005		$3,321,005	$4,971,217

Martin M. Lindsay	Cash Severance	$—		$—	$295,167

	Accelerated Vesting of Restricted Stock	$363,812	(4)	$—	$1,097,190	(4)

	Total	$363,812		$—	$1,392,357

Selim A. Bassoul	Cash Severance	$—		$—	$—

	Accelerated Vesting of Restricted Stock	$—		$—	$—

	Total	$—		$—	$—

(1)
Includes 75,000 shares of performance-based restricted performance stock (30,000 at target) and 15,000 shares of time-based restricted stock that were granted on August 9, 2019. In the event of a change of control, such time-based restricted stock, to the extent not then-vested, would immediately vest in full, and such performance-based restricted stock would immediately vest in the greater of (i) the number of shares that would vest at the target level of performance or (ii) the number of shares that would otherwise vest based on actual performance measured immediately prior to the change of control, as determined by the Compensation Committee. In the event of a termination without cause by the Company or by Mr. FitzGerald due to a material diminution in duties, the time-based restricted stock would immediately vest in that number of shares of time-based restricted stock that were granted, multiplied by a fraction, the numerator of which is the number of days the Named Executive Officer was employed from December 30, 2018 to the date of such termination, and the denominator of which is 1,169, less the number of shares of time-based restricted stock that vested prior to the date of such termination, if any, and (ii) such restricted performance stock would immediately vest in that number of shares that would vest based on actual performance measured as of the end of the fiscal year in which the date of such termination occurs (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original one year period), pro-rated for the number of days worked through the date of termination.

(2)
Includes 16,667 shares of performance-based restricted performance stock (6,667 at target) and 3,333 shares of time-based restricted stock that were granted on August 9, 2019. In the event of a change of control, such time-based restricted stock, to the extent not then-vested, would immediately vest in full, and such performance-based restricted stock would immediately vest in the greater of (i) the number of shares that would vest at the target level of performance or (ii) the number of shares that would otherwise vest based on actual performance measured immediately prior to the change of control, as determined by the Compensation Committee. In the event of a termination without cause by the Company or by Mr. Mittelman due to a material diminution in duties, the time-based restricted stock would immediately vest in that number of shares of time-based restricted stock that were granted, multiplied by a fraction, the numerator of which is the number of days the Named Executive Officer was employed from December 30, 2018 to the date of such termination, and the denominator of which is 1,169, less the number of shares of time-based restricted stock that vested prior to the date of such termination, if any, and (ii) such restricted performance stock would immediately vest in that number of shares that would vest based on actual performance measured as of the end of the fiscal year in which the date of such termination occurs (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original one year period), pro-rated for the number of days worked through the date of termination.

(3)
Includes 37,500 shares of performance-based restricted performance stock (15,000 at target) and 7,500 shares of time-based restricted stock that were granted on August 9, 2019. In the event of a change of control, such time-based restricted stock, to the extent not then-vested, would immediately vest in full, and such performance-based restricted stock would immediately vest in the greater of (i) the number of shares that would vest at the target level of performance or (ii) the number of shares that would otherwise vest based on actual performance measured immediately prior to the change of control, as determined by the Compensation Committee. In the event of a termination without cause by the Company or by Mr. Brewer due to a material diminution in duties, the time-based restricted stock would immediately vest in that number of shares of time-based restricted stock that were granted, multiplied by a fraction, the numerator of which is the number of days the Named Executive Officer was employed from December 30, 2018 to the date of such termination, and the denominator of which is 1,169, less the number of shares of time-based restricted stock that vested prior to the date of such termination, if any, and (ii) such restricted performance stock would immediately vest in that number of shares that would vest based on actual performance measured as of the end of the fiscal year in which the date of such termination occurs (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original one year period), pro-rated for the number of days worked through the date of termination.

(4)
Includes 16,667 shares of performance-based restricted performance stock (6,667 at target) and 3,333 shares of time-based restricted stock that were granted on August 9, 2019. In the event of a change of control, such time-based restricted stock, to the extent not then-vested, would immediately vest in full, and such performance-based restricted stock would immediately vest in the greater of (i) the number of shares that would vest at the target level of performance or (ii) the number of shares that would otherwise vest based on actual performance measured immediately prior to the change of control, as determined by the Compensation Committee. In the event of a termination without cause by the Company or by Mr. Lindsay due to a material diminution in duties, the time-based restricted stock would immediately vest in that number of shares of time-based restricted stock that were granted, multiplied by a fraction, the numerator of which is the number of days the Named Executive Officer was employed from December 30, 2018 to the date of such termination, and the denominator of which is 1,169, less the number of shares of time-based restricted stock that vested prior to the date of such termination, if any, and (ii) such restricted performance stock would immediately vest in that number of shares that would vest based on actual performance measured as of the end of the fiscal year in which the date of such termination occurs (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original one year period), pro-rated for the number of days worked through the date of termination.

Director Compensation for Fiscal Year 2019

The following table sets forth information concerning the annual and long-term compensation for services to the Company performed by members of the Board who were not employees of the Company during the 2019 fiscal year.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Sarah Palisi Chapin	105,000		118,710	(4)	—	—	—	223,710
Nominating and Corporate Governance Committee Chairperson and Compensation Committee Member
Robert B. Lamb(2)	50,000	(2)	—		—	—	—	50,000
Audit Committee Member
Cathy McCarthy	115,000	(5)	118,710	(4)	—	—	—	233,710
Audit Committee Chairperson and Nominating and Corporate Governance Committee Member
John R. Miller III	115,000		118,710	(4)	—	—	—	233,710
Compensation Committee Chairperson and Nominating and Corporate Governance Committee Member
Robert E. Nerbonne(3)	41,667	(3)	—		—	—	—	41,667
Nominating and Corporate Governance Committee Member
Gordon O'Brien	115,000		118,710	(4)	—	—	—	233,710
Chairman of the Board, Compensation Committee Member, Nominating and Corporate Governance Committee Member and Audit Committee Member
Nassem Ziyad	100,000		118,710	(4)	—	—	—	218,710
Audit Committee Member

(1)
On February 25, 2019, each standing nonemployee member of the Board on such date was awarded 1,000 shares of restricted stock pursuant to the LTIP. These shares vested on February 25, 2020, based on continued service. The amounts reported in this column reflect the aggregate grant date fair value of the shares of restricted stock granted in 2019 computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining these amounts are described in Note 3(o) and Note 3(r) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019.

(2)
Cash-based compensation for Mr. Lamb was paid through May 29, 2019.

(3)
Mr. Nerbonne was appointed to the Board on August 6, 2019. Cash-based compensation for Mr. Nerbonne began on August 6, 2019.

(4)
The number of stock options and stock awards outstanding as of December 28, 2019, for each non-employee member of the Board is as follows:

Director	Options	Restricted Stock*
Sarah Palisi Chapin	—	1,000
Cathy McCarthy	—	1,000
John R. Miller III	—	1,000
Robert E. Nerbonne	—	0
Gordon O'Brien	—	1,000
Nassem Ziyad	—	1,000

*
The 1,000 shares related to the February 25, 2019 restricted stock grant that vested on February 25, 2020.

(5)
Cash-based Board fees for Ms. McCarthy's services are paid directly to her employer.

CEO Compensation Pay Ratio for Fiscal Year 2019

We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2019, Mr. FitzGerald's total compensation of $7,198,183, was approximately 175 times the total compensation of a median employee of $39,153. We identified the median employee using base salary and bonus payments (i.e., cash-based compensation) for all individuals, excluding Mr. FitzGerald, who were employed by us on December 31, 2019 (whether employed on a full-time, part-time, seasonal basis or temporary basis), other than as described below with respect to a de minimis number of employees employed outside of the U.S. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for Mr. FitzGerald's compensation in the Summary Compensation Table for Fiscal Year 2019.

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Mr. FitzGerald's 2019 total compensation was consistent with target compensation objectives as outlined by the Compensation Committee. The Company's rigorous performance goals resulted in a lower than anticipated CEO pay ratio for 2019. Assuming applicable 2020 performance targets are met, the Company anticipates that greater stockholder return would correlate with a higher CEO pay ratio in 2020.

We are a global company with a total employee population of approximately 9,778 employees as of December 31, 2019. This total is comprised of approximately 5,806 employees located in the U.S. and approximately 3,972 employees located in 19 jurisdictions outside of the U.S. Our employee population studied for the pay ratio described above, after taking into consideration the adjustments permitted by the SEC rules (as described below) consisted of approximately 9,049 individuals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and such individuals' transactions with the Company is based upon information received from each individual as of April 22, 2020.

The following table sets forth certain information with respect to the beneficial ownership of shares of the Common Stock, as of April 22, 2020, by each person known by the Company to be the beneficial owner of more than five percent of Common Stock, each director and each nominee for director of the Company, each Named Executive Officer of the Company in fiscal year 2019 and all current directors and executive officers of the Company as a group. Unless otherwise indicated below, the address for each person listed below is c/o The Middleby Corporation, 1400 Toastmaster Drive, Elgin, Illinois 60120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
Directors, Director Nominees, and Executive Officers:
Timothy J. FitzGerald	379,868	(1)	*
Bryan E. Mittelman	29,300	(2)
David Brewer	111,404	(3)	*
Martin M. Lindsay	88,743	(4)	*
Sarah Palisi Chapin	6,961		*
Cathy McCarthy	7,776		*
John R. Miller III	17,161		*
Robert E. Nerbonne	7,683		*
Gordon O'Brien	37,311		*
Nassem Ziyad	7,161		*
Selim A. Bassoul	660,350	(5)	1.17%
All directors, nominees and executive officers of the Company (11 individuals)	1,353,718		2.41%
Other 5% Holders:
EdgePoint Investment Group	5,681,970	(6)	10.11%
150 Bloor Street West, Suite 500
Toronto, Ontario M5S 2X9, Canada
The Vanguard Group	5,001,210	(7)	8.90%
100 Vanguard Boulevard
Malvern, PA 19355
Capital Research Global Investors	4,056,757	(8)	7.22%
333 South Hope Street
Los Angeles, CA 90071
Fiera Capital Corporation	3,543,022	(9)	6.30%
1981 McGill College Avenue, Suite 1500
Montreal, Quebec H3A 0H5
Blackrock	2,851,060	(10)	5.07%
55 East 52nd Street
New York, NY 10055

*
Indicates beneficial ownership of less than 1%.

(1)
Mr. FitzGerald was Vice President and Chief Financial Officer of the Company during fiscal year 2018. Effective as of February 16, 2019, Mr. FitzGerald was appointed Chief Executive Officer and a member of the Board of the Company. His holdings include 64,775 shares of performance-based restricted stock granted on August 9, 2019, 10,000 shares of time-based restricted stock granted on August 9, 2019, 6,250 shares held by Mr. FitzGerald's spouse as trustee, 6,250 shares held by Mr. FitzGerald as trustee and 25,200 shares held by Mr. FitzGerald's spouse and children.

(2)
Mr. Mittelman was the Chief Accounting Officer of the Company during fiscal year 2018. Effective as of February 16, 2019, Mr. Mittelman was appointed Chief Financial Officer of the Company. His holdings include 14,395 shares of performance-based restricted stock granted on August 9, 2019, 2,222 shares of time-based restricted stock granted on August 9, 2019 and 3,750 shares of time-based restricted stock granted on July 16, 2018.

(3)
Mr. Brewer was Chief Operating Officer of the Company's Commercial Foodservice Equipment Group during fiscal year 2018. Effective as of February 16, 2019, Mr. Brewer was appointed Executive Vice President and Chief Operating Officer of the Company. His holdings include 32,387 shares of performance-based restricted stock granted on August 9, 2019 and 5,000 shares of time-based restricted stock granted on August 9, 2019.

(4)
Mr. Lindsay was the Corporate Treasurer of the Company during fiscal year 2018. Effective as of February 16, 2019, Mr. Lindsay was appointed Vice President, Treasurer and Secretary of the Company. His holdings include 14,395 shares of performance-based restricted stock granted on August 9, 2019 and 2,222 shares of time-based restricted stock granted on August 9, 2019.

(5)
Effective as of February 16, 2019, Mr. Bassoul retired from his position as President, Chief Executive Officer and Chairman of the Board of the Company. As of the end of fiscal year 2019, his holdings include 64,590 shares held in trust for Mr. Bassoul's children, and 47,208 shares held by a Bassoul Family Trust.

(6)
Based on a Schedule 13G/A filed with the SEC on April 9, 2020, by EdgePoint Investment Group Inc., EdgePoint Investment Group Inc. beneficially owns 5,681,970 shares and has (a) sole voting power with respect to 4,531,495 shares, (b) shared voting power with respect to 1,150,475 shares, (c) sole dispositive power with respect to 4,531,495 shares and (d) shared dispositive power with respect to 1,150,475 shares.

(7)
Based on a Schedule 13G/A filed with the SEC on February 12, 2020, by The Vanguard Group, The Vanguard Group beneficially owns 5,001,210 shares and has (a) sole voting power with respect to 42,597 shares, (b) shared voting power with respect to 14,011 shares, (c) sole dispositive power with respect to 4,948,738 shares and (d) shared dispositive power with respect to 52,472 shares.

(8)
Based on a Schedule 13G/A filed with the SEC on February 14, 2020, by Capital Research Global Investors, Capital Research Global Investors beneficially owns 4,056,757 shares and has (a) sole voting power with respect to 4,056,567 shares and (b) sole dispositive power with respect to 4,056,757 shares.

(9)
Based on a Schedule 13G/A filed with the SEC on February 10, 2020, by Fiera Capital Corporation, Fiera Capital Corporation beneficially owns 3,543,022 shares and has (a) sole voting power with respect to 3,543,022 shares and (b) sole dispositive power with respect to 3,543,022 shares.

(10)
Based on a Schedule 13G filed with the SEC on February 7, 2020, by Blackrock, Inc., Blackrock, Inc. beneficially owns 2,851,060 shares and has (a) sole voting power with respect to 2,509,151 shares and (b) sole dispositive power with respect to 2,851,060 shares.

Equity Compensation Plan Information

The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 28, 2019.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (c)
Equity compensation plans approved by security holders	—	$—	1,352,394	(1)
Total	—	—	1,352,394

(1)
Represents shares issuable as of December 28, 2019, under the LTIP, the only equity compensation plan under which equity compensation awards may be issued in the future.

DELINQUENT SECTION 16(a) REPORTS

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and executive officers and any person that beneficially owns more than ten percent of the Company's Common Stock are required to report their beneficial ownership and any changes in that ownership to the SEC and the NASDAQ. These reports are required to be submitted by specified deadlines, and the Company is required to report in this proxy statement any failure by directors, officers and beneficial owners of more than ten percent of its Common Stock to file such reports on a timely basis during the Company's most recent fiscal year or, in the case of such a failure that has not previously been so disclosed, prior fiscal years.

Based solely on a review of the copies of reports furnished to the Company during and with respect to the year ended December 28, 2019, and written representations from certain of the Company's directors and executive officers, the Company does not know of any failure by its executive officers, directors and beneficial owners of more than ten percent of its Common Stock to file on a timely basis any reports required by Section 16(a) for the year ended December 28, 2019, and, to the extent applicable for purposes of this disclosure, prior fiscal years, except as disclosed herein.

Form 4 reports were not timely filed on behalf of Mmes. Chapin and McCarthy and Messrs. Miller, O'Brien and Ziyad for a restricted stock grant that occurred on February 25, 2019, Mr. FitzGerald for a stock grant that occurred on April 11, 2019, Ms. Chapin with respect to sales of shares that occurred on March 6, 2019 and December 12, 2019, Mr. Miller with respect to a sale of shares that occurred on March 11, 2019, Messrs. FitzGerald, Mittelman, Lindsay and Brewer for a restricted stock grant that occurred on August 9, 2019, and Messrs. Lindsay and Brewer for a restricted stock vesting that occurred on February 25, 2019. Form 4 reports were subsequently made to report each such transaction or event.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee conducts its oversight activities for the Company in accordance with duties and responsibilities outlined in the Audit Committee charter, approved by the Board on March 4, 2003, and modified on February 25, 2004, a copy of which is available under the "Investor Relations" section of the Company's website, located at www.middleby.com.

For the fiscal year ended December 28, 2019, the Audit Committee has reviewed and discussed the audited financial statements and internal controls over financial reporting with management and the Company's independent registered public accounting firm, Ernst and Young, LLP.

The Audit Committee has discussed with the Company's independent registered public accounting firm the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as modified or supplemented, by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding Ernst and Young's, LLP communication with the Audit Committee concerning independence, and held discussions with Ernst and Young, LLP regarding independence.

Based on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2019.

The Middleby Corporation Audit Committee Cathy McCarthy, Chairperson Gordon O'Brien, and Nassem Ziyad

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 28, 2019, the Compensation Committee consisted of Messrs. O'Brien and Miller and Ms. Chapin, all of whom were "independent directors" of the Company and were not officers of the Company. Timothy FitzGerald, CEO of the Company, participated with the Board in reviewing and approving certain components of compensation of other executive officers and senior managers. Recommendations concerning the compensation of Mr. FitzGerald were made by the Compensation Committee to the Board. During 2019, no member of the Compensation Committee was, or formerly was, an officer or employee of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

The Middleby Corporation Code of Ethics

The Company has adopted a code of ethics that applies to all directors, executive officers, officers and employees of the Company. The Company has made the Code of Ethics available on its website at www.middleby.com under Investors: Corporate Governance. The Company intends to post on its website within four business days after approval any amendment to, or waiver from, the code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, or any other executive officer or director, as required by applicable rules and regulations.

Audit Firm Fee Summary

	2019	2018
Audit Fees—Fees for the annual financial statement and internal control audits, reviews of the Company's quarterly reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings	$4,413,000	$3,934,900
Audit Related Fees—Fees for the assurance and related services that are associated with the performance of the audit or interim financial statement review and are not reported under audit fees	$1,995	$1,995
Tax Fees—Fees for tax compliance	$—	$—
—Fees for assistance with tax audits and tax planning	$46,900	$43,000
All Other Fees	$—	$—

All of the services described in Audit Fees, Audit Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining the independence of the Company's public accountants.

The Audit Committee Charter provides that the Audit Committee shall pre-approve all audit and permitted non-audit services to be performed by the independent auditor (subject to the de minimis exceptions under applicable law, rules and regulations). However, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals, and the decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at its next regularly scheduled meeting. In determining whether to pre-approve permitted non-audit services, the Audit Committee (or the members with authority to pre-approve) shall consider whether the auditor's performance of such services is compatible with independence.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT
PUBLIC ACCOUNTANTS

Ernst & Young LLP served as independent public accountants for the Company for the fiscal year ended December 28, 2019. The Audit Committee has selected Ernst & Young LLP to continue to provide audit services for the current fiscal year ending January 2, 2021. Accordingly, the Board recommends that stockholders ratify the selection of Ernst & Young LLP to audit the Company for the current fiscal year. Representatives of Ernst & Young LLP are expected to attend the annual meeting, to make a statement if they desire to do so and to be available to respond to appropriate questions.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to ratify the selection of Ernst & Young LLP as the Company's independent public accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC enacted requirements for the Company to include in this proxy statement a separate resolution, subject to a non-binding, advisory vote, to approve the compensation of its Named Executive Officers. This proposal is commonly referred to as a "Say on Pay" proposal. As required by these rules, the Company is asking stockholders to vote FOR the adoption of the following resolution:

"Resolved, the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

As an advisory (non-binding) vote, this proposal is not binding on the Company. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

As outlined in the Compensation Discussion and Analysis ("CD&A") section that begins at page 12, the Company's compensation program is designed to maximize strategic Company goals based on the following objectives:

  •
  attract and retain executive talent;

  •
  link executive compensation with operating performance;

  •
  link executive long-term compensation with stockholder interests;

  •
  facilitate a high-growth company strategy; and

  •
  award performance-based compensation.

The Compensation Committee and the Board believe that the policies and procedures articulated in the CD&A are effective in achieving its goals and that the compensation of its Named Executive Officers reported in this proxy statement has contributed to the Company's long-term success. The Company encourages stockholders to review the executive compensation disclosure in the CD&A and executive compensation tables for complete details of how its executive compensation policies and procedures operate and are designed to achieve the Company's compensation objectives.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary for advisory approval of this proposal. Although this vote is advisory in nature and does not impose any action on the Company or the Compensation Committee, the Company strongly encourages all stockholders to vote on this matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

MISCELLANEOUS

The Company's 2019 Annual Report to Stockholders, as well as the Company's quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports are available, free of charge, on the Company's website, www.middleby.com. These reports are available as soon as reasonably practicable after they are electronically filed with or furnished to the SEC.

Related Person Transactions

There have been no reportable related person transactions since the beginning of the fiscal year ended December 28, 2019. The Audit Committee is responsible for reviewing, approving and/or ratifying related person transactions. In fulfilling this responsibility, the Audit Committee considers whether the transaction would be on fair and reasonable terms no less favorable to the Company than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party.

Cost of Solicitation

This solicitation of proxies is made by the Company, and all expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone, telecopy or electronically via the Internet. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

Requirements and Procedures for Submission of Stockholder Nominations of Director Candidates and Proposals of Security Holders

Stockholder Nominations of Director Candidates.    In order to have a director nominee considered by the Board for inclusion on the slate of nominees, a stockholder must submit the recommendation in writing to the Secretary of the Company and must include the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of Common Stock which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of Common Stock which are owned beneficially or of record by such stockholder, a (iii) description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

To be timely, a stockholder's notice to the Secretary of the Company must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Stockholder Proposals.    Proposals of stockholders intended to be presented at the 2021 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to the 2021 Annual Meeting of Stockholders no later than December 28, 2020.

For a stockholder proposal outside the processes of Rule 14a-8 to be considered timely, the stockholder proposal must be received by the Company's Secretary no earlier than February 8, 2021, or later than March 10, 2021, provided that, in the event that the 2021 Annual Meeting of Stockholders is called for a date that is earlier than May 9, 2021, or later than July 8, 2021, the stockholder proposal, to be timely, must be received not later than the close of business on the tenth (10th) day following the day on which the Company's notice of the date of the 2021 Annual Meeting of Stockholders was mailed or public disclosure was made, whichever first occurs, and must otherwise comply with the requirements set forth in the Company's Bylaws.

By Order of the Board of Directors
MARTIN M. LINDSAY Vice President, Treasurer and Secretary

Dated: April 27, 2020

If you would like to reduce the costs incurred by our company in mailing proxy materials, Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Sarah Palisi Chapin 06 Gordon O'Brien 02 Timothy J. FitzGerald 07 Nassem Ziyad 03 Cathy L. McCarthy 04 John R. Miller III 05 Robert A. Nerbonne The Board of Directors recommends you vote FOR proposals 2 and 3: 2. Ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year ending January 2, 2021; 3. Approval, by an advisory vote, of the 2019 compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"); NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For 0 0 Against 0 0 Abstain 0 0 Yes 0 No 0 Yes 0 No 0 Any such changes will be announced in a press release and filing of additional proxy materials with the SEC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000465815_1 R1.0.1.18 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/07/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 on 06/07/2020. Have your proxy card in hand when you call and then follow the instructions. John Sample 234567VOTE BY MAIL 1234567 1234567NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 THE MIDDLEBY CORPORATION 1400 TOASTMASTER DRIVE ELGIN, IL 60120 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 10-K/Annual Report are available at www.proxyvote.com THE MIDDLEBY CORPORATION This proxy is solicited on behalf of the Board of Directors Annual Meeting of the Stockholders June 8, 2020 10:30 A.M. CDT The stockholder(s) hereby appoint(s) Bryan E. Mittelman and Martin M. Lindsay, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THE MIDDLEBY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 A.M., CDT on June 8, 2020, at the offices of Taylor Company, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of all nominees for director, FOR the ratification of selection of Ernst & Young LLP as the Company's public accountants for the current fiscal year ending January 2, 2021, FOR the approval, by an advisory vote, of the 2019 compensation of the Company's named executive officers, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment thereof. Continued and to be signed on reverse side 0000465815_2 R1.0.1.18

QuickLinks

PROPOSAL NO. 1—ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Executive Summary
Discussion and Analysis
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2019
Grants of Plan-Based Awards in Fiscal Year 2019
Outstanding Equity Awards at 2019 Fiscal Year End
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Equity Compensation Plan Information
DELINQUENT SECTION 16(a) REPORTS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
MISCELLANEOUS